Exhibit 99.1

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216
Tuesday, July 19, 2011
WELLS FARGO REPORTS RECORD QUARTERLY NET INCOME OF $3.9 BILLION
Increased Revenue and Loans, Lower Expenses from First Quarter
•	Strong financial results:
–	Record Wells Fargo net income of $3.9 billion, up 29 percent from prior year, up 5 percent from prior quarter

–	Record diluted earnings per common share of $0.70, up 27 percent from prior year, up 4 percent from prior quarter

–	Pre-tax pre-provision profit (PTPP)[1] of $7.9 billion, up 4 percent from prior quarter

–	Return on average assets of 1.27 percent, highest in 3 years

–	Revenue of $20.4 billion, up from $20.3 billion in prior quarter

–	Noninterest expense down $258 million from prior quarter

–	Average checking and savings deposits up 9 percent from prior year; consumer checking accounts up a net 7.0 percent from June 30, 2010

–	Total loans of $751.9 billion at June 30, 2011, up $766 million from March 31, 2011; core loan portfolios up $5.8 billion from March 31, 2011[2]
•	Improved capital position:
–	Capital ratios increased, with Tier 1 common equity ratio of 9.2 percent under Basel I at June 30, 2011; under current Basel III capital proposals, Tier 1 common equity ratio estimated at 7.4 percent[3]

–	Redeemed $3.4 billion of trust preferred securities

–	Re-started open market common stock repurchase program; purchased 35 million shares in second quarter 2011
•	Improved credit quality:
–	Net loan charge-offs declined to $2.8 billion, down $372 million from prior quarter; down $1.7 billion from prior year

–	Nonperforming assets declined to $27.9 billion, down $2.6 billion from prior quarter; down $4.9 billion from prior year
1 See footnote (2) on page 15 for more information on pre-tax, pre-provision profit.
2 See table on page 4 for more information on core and non-strategic/liquidating loan portfolios.
3 See tables on page 36 for more information on Tier 1 common equity.

–	Reserve release[1] of $1.0 billion (pre tax) reflected improved portfolio performance
•	Converted Wachovia banking stores in Pennsylvania and Florida; remaining Eastern banking markets scheduled to convert by year end; 83 percent of banking customers company-wide on a single system
Selected Financial Information

	Quarter ended
	June 30,	Mar. 31,	June 30,
	2011	2011	2010

Earnings
Diluted earnings per common share	$0.70	0.67	0.55
Wells Fargo net income (in billions)	3.95	3.76	3.06

Asset Quality
Net charge-offs as a % of avg. total loans (annualized)	1.52%	1.73	2.33
Allowance as a % of total loans	2.83	2.98	3.27
Allowance as a % of annualized net charge-offs	187	172	139

Other
Revenue (in billions)	$20.39	20.33	21.39
Average loans (in billions)	751.3	754.1	772.5
Average core deposits (in billions)	807.5	796.8	761.8
Net interest margin	4.01%	4.05	4.38

SAN FRANCISCO – Wells Fargo & Company (NYSE: WFC) reported record net income of $3.9 billion, or $0.70 per diluted common share, for second quarter 2011, up from $3.1 billion, or $0.55 per share, for second quarter 2010 and up from $3.8 billion, or $0.67 per share, for first quarter 2011.
“Our business fundamentals were strong with increased revenues, loans and deposits, lower operating costs, improved credit quality and higher capital levels,” said Chairman and CEO John Stumpf. “While the economic recovery continues to be slower than expected, there are signs that businesses are investing for growth, and we’re here to help them. We’re enjoying strong loyalty and market share growth as we continue to focus on helping our customers emerge from the economic downturn. We’re right on track with our integration, having converted 2,215 Wachovia stores to date, including most recently one of our largest East Coast states, Florida. We continue to be focused on building and managing our diversified company for the long-term benefit of our team members, customers, shareholders and communities and feel we are very well positioned to capture future growth opportunities.”
Revenue
Revenue was $20.4 billion, compared with $20.3 billion in first quarter 2011. Businesses generating double-digit linked-quarter annualized revenue growth included corporate banking, commercial real estate, debit card, insurance, international, merchant services, retirement services and SBA lending. “We are pleased with
1 Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

the increased revenue in the quarter, reflecting the stability in loan balances and overall strength of our diversified sources of fee income,” said Chief Financial Officer Tim Sloan.
Net Interest Income
Net interest income was $10.7 billion, up $27 million from first quarter 2011. Average earning assets increased $10 billion from first quarter 2011, driven by growth in short-term investments and high-quality shorter-duration available for sale securities. Excluding the planned runoff of non-strategic/liquidating portfolios1, average loan balances increased from the prior quarter. Continued success in generating low-cost deposits enabled the Company to grow assets while reducing long-term debt, including the redemption of higher-yielding trust preferred securities. Lower cost funding was the primary driver of the increase in net interest income on a linked-quarter basis. Higher short-term investment balances contributed to the slight margin decline from 4.05 percent in first quarter 2011 to 4.01 percent in second quarter.
Noninterest Income
Noninterest income was $9.7 billion, up $30 million from first quarter 2011. On a linked-quarter basis, deposit service charges increased 6 percent due to seasonal increases in customer spending and customer account growth. Card fees were up 5 percent from first quarter 2011 on higher debit and credit card spending volumes and new customer account growth. Insurance fees increased 13 percent linked quarter primarily due to seasonally higher crop insurance sales. Gains on trading assets were down due to softer equity and fixed income market conditions but were more than offset by higher gains from equity investments. “Second quarter performance was notable for the diversity of sources of growth and the resilience of non-mortgage banking fee income, up $427 million from first quarter to our highest level since the merger with Wachovia,” said Sloan.
Mortgage banking noninterest income was $1.6 billion, down $397 million from first quarter 2011 on $64 billion of originations compared with $84 billion of originations in first quarter. Mortgage banking noninterest income in second quarter included a $242 million provision for mortgage loan repurchase losses compared with $249 million in first quarter (included in net gains from mortgage loan origination/sales activities). Net mortgage servicing rights (MSRs) results were a $374 million gain compared with a $379 million gain in first quarter 2011. The ratio of MSRs to related loans serviced for others was 87 basis points and the average note rate on the servicing portfolio was 5.26 percent, compared with an average 4.51 percent published rate in the Freddie Mac Primary Mortgage Market Survey at quarter end. The unclosed pipeline at June 30, 2011, was $51 billion compared with $45 billion at March 31, 2011.
The Company had net unrealized securities gains of $9.3 billion at June 30, 2011, up $397 million from first quarter 2011. Period-end securities available for sale balances were up $18.4 billion, reflecting increased investment activity in second quarter.
1 Non-strategic/liquidating portfolios include Pick-a-Pay, liquidating home equity, legacy Wells Fargo Financial indirect auto and debt consolidation, education finance government loans and other PCI loans.

Noninterest Expense
Noninterest expense was $12.5 billion, down $258 million from first quarter 2011. Second quarter expenses included $484 million of merger integration costs (up from $440 million in first quarter 2011 on increased integration activity in second quarter), and $428 million of operating losses (down from $472 million in first quarter 2011), substantially all for litigation accruals for mortgage foreclosure-related matters. “Merger costs remained within expectations and we are beginning to see positive results from our expense management initiatives,” said Sloan. “While we are still in the early stages of this effort, we expect meaningful cost savings over time, and are targeting $11 billion of noninterest expense for fourth quarter 20121.”
Loans
Total loans were $751.9 billion at June 30, 2011, up $766 million from $751.2 billion at March 31, 2011. Increased balances in many commercial loan portfolios more than offset the continued planned reduction in the non-strategic/liquidating portfolios, which declined $5.1 billion in the quarter compared with a $6.5 billion decline in first quarter 2011. Many portfolios had double-digit linked quarter annualized growth in average loan balances, including asset-backed finance, capital finance, commercial banking, commercial real estate, government banking, insurance, international, and real estate capital markets.

	June 30, 2011			March 31, 2011
(in millions)	Core	Liquidating (1)	Total	Core	Liquidating (1)	Total

Commercial	$323,673	7,016	330,689	315,715	7,507	323,222
Consumer	306,495	114,737	421,232	308,619	119,314	427,933

Total loans	$630,168	121,753	751,921	624,334	126,821	751,155

Change from prior quarter:	$5,834	(5,068)	766	371	(6,483)	(6,112)

(1)	See table on page 32 for additional information on non-strategic/liquidating loan portfolios. Management believes that the above information provides useful disclosure regarding the Company’s ongoing loan portfolios.
Deposits
Average core deposits were $807.5 billion, up 6 percent from a year ago and up 5 percent (annualized) from first quarter 2011. Consumer checking accounts grew a net 7.0 percent from June 30, 2010. Average core checking and savings deposits were $735.4 billion, up 9 percent from a year ago and up 7 percent (annualized) from first quarter 2011. Average mortgage escrow deposits were $23.9 billion compared with $25.7 billion a year ago and $27.9 billion in first quarter 2011. Average checking and savings deposits were 91 percent of average core deposits, up from 88 percent a year ago. The average deposit cost for second quarter 2011 was 28 basis points compared with 30 basis points in first quarter 2011. Average core deposits were 107 percent of average loans.
1 See 2Q11 quarterly supplement for additional information regarding noninterest expense and the Company’s targeted noninterest expense for 4Q12.

Capital
Capital increased in the second quarter, with Tier 1 common equity reaching 9.2 percent. Under current Basel III proposals, the Tier 1 common equity ratio was an estimated 7.4 percent. The Company redeemed $3.4 billion of trust preferred securities, repurchased 35 million shares of its common stock and paid a quarterly common stock dividend of $0.12 per share.

	June 30,	Mar. 31,	June 30,
(as a percent of total risk-weighted assets)	2011	2011	2010

Ratios under Basel I (1):
Tier 1 common equity (2)	9.2%	8.9	7.6
Tier 1 capital	11.7	11.5	10.5
Tier 1 leverage	9.4	9.3	8.7

(1)	June 30, 2011, ratios are preliminary.

(2)	See table on page 36 for more information on Tier 1 common equity.
Credit Quality
“Credit quality continued to improve in the second quarter, our sixth consecutive quarter of declining loan losses and the third consecutive quarter of lower nonperforming assets,” said Mike Loughlin, Chief Risk Officer. Second quarter net charge-offs were $2.8 billion, or 1.52 percent (annualized) of average loans, down $372 million from first quarter net charge-offs of $3.2 billion (1.73 percent). The decline in net charge-offs was driven by lower losses in virtually every loan category and delinquency trends continued to show improvement. Reflecting the improved overall portfolio performance, the provision for credit losses was $1.0 billion less than net charge-offs. “Absent significant deterioration in the economy, we expect future reserve releases,” said Loughlin.
Net Loan Charge-Offs

	Quarter ended
	June 30, 2011		March 31, 2011		December 31, 2010

		As a		As a		As a
	Net loan	% of	Net loan	% of	Net loan	% of
	charge-	average	charge-	average	charge-	average
($ in millions)	offs	loans (1)	offs	loans (1)	offs	loans (1)

Commercial:
Commercial and industrial	$254	0.66%	$354	0.96%	$500	1.34%
Real estate mortgage	128	0.50	152	0.62	234	0.94
Real estate construction	72	1.32	83	1.38	171	2.51
Lease financing	1	0.01	6	0.18	21	0.61
Foreign	47	0.52	28	0.34	28	0.36

Total commercial	502	0.62	623	0.79	954	1.19

Consumer:
Real estate 1-4 family first mortgage	909	1.62	904	1.60	1,024	1.77
Real estate 1-4 family junior lien mortgage	909	3.97	994	4.25	1,005	4.08
Credit card	294	5.63	382	7.21	452	8.21
Other revolving credit and installment	224	1.03	307	1.42	404	1.84

Total consumer	2,336	2.21	2,587	2.42	2,885	2.63

Total	$2,838	1.52%	$3,210	1.73%	$3,839	2.02%

(1)	Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 28 of the accounting for purchased credit-impaired (PCI) loans from Wachovia and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets ended the quarter at $27.9 billion, down 8 percent from $30.5 billion in the first quarter. Nonaccrual loans declined to $23.0 billion from $25.0 billion in the first quarter, with reductions across all major loan portfolios. Foreclosed assets decreased 12 percent to $4.9 billion, the third consecutive quarterly decline despite extended foreclosure timelines in many states. A significant portion of the reduction in commercial nonperforming loans resulted from loans that returned to performing status, loan payoffs and loan sales, reflecting an improved credit landscape and market liquidity. Similarly, the reduction in consumer nonperforming loans was driven in part by an asset sale, increased success in home modifications and increased short sale activity.
Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	June 30, 2011		March 31, 2011		December 31, 2010
		As a		As a		As a
		% of		% of		% of
	Total	total	Total	total	Total	total
($ in millions)	balances	loans	balances	loans	balances	loans

Commercial:
Commercial and industrial	$2,393	1.52%	$2,653	1.76%	$3,213	2.12%
Real estate mortgage	4,691	4.62	5,239	5.18	5,227	5.26
Real estate construction	2,043	9.56	2,239	9.79	2,676	10.56
Lease financing	79	0.61	95	0.73	108	0.82
Foreign	59	0.16	86	0.24	127	0.39

Total commercial	9,265	2.80	10,312	3.19	11,351	3.52

Consumer:
Real estate 1-4 family first mortgage	11,427	5.13	12,143	5.36	12,289	5.34
Real estate 1-4 family junior lien mortgage	2,098	2.33	2,235	2.40	2,302	2.39
Other revolving credit and installment	255	0.29	275	0.31	300	0.35

Total consumer	13,780	3.27	14,653	3.42	14,891	3.42

Total nonaccrual loans	23,045	3.06	24,965	3.32	26,242	3.47

Foreclosed assets:
GNMA	1,320		1,457		1,479
Non GNMA	3,541		4,055		4,530

Total foreclosed assets	4,861		5,512		6,009

Total nonperforming assets	$27,906	3.71%	$30,477	4.06%	$32,251	4.26%

Change from prior quarter:
Total nonaccrual loans	$(1,920)		$(1,277)		$(2,063)
Total nonperforming assets	(2,571)		(1,774)		(2,181)

Loans 90 Days or More Past Due and Still Accruing
Loans 90 days or more past due and still accruing also improved in the quarter, totaling $17.3 billion at June 30, 2011, compared with $17.9 billion at March 31, 2011. Loans whose repayments are insured by the Federal Housing Administration or predominantly guaranteed by the Department of Veterans Affairs for mortgages and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $15.5 billion at June 30, 2011, flat from first quarter. All other loans 90 days or more past due and still accruing balances declined 25 percent from the prior quarter.

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $21.3 billion at June 30, 2011, down from $22.4 billion at March 31, 2011. The allowance coverage to total loans was 2.83 percent compared with 2.98 percent in the prior quarter. The allowance covered 1.87 times annualized second quarter net charge-offs compared with 1.72 times in the prior quarter. The allowance coverage to nonaccrual loans was 92 percent at June 30, 2011, compared with 90 percent at March 31, 2011. “We believe the allowance was adequate for losses inherent in the loan portfolio at June 30, 2011,” said Loughlin.
Additional detail on credit quality is included in the quarterly supplement, available on the Investor Relations page at www.wellsfargo.com/invest_relations/investor_relations/
Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
	June 30,	Mar. 31,	June 30,
(in millions)	2011	2011	2010

Community Banking	$2,087	2,175	1,716
Wholesale Banking	1,931	1,652	1,462
Wealth, Brokerage and Retirement	333	339	270

More financial information about the business segments is on pages 37 and 38.
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Mortgage business units.
Selected Financial Information

	Quarter ended
	June 30,	Mar. 31,	June 30,
(in millions)	2011	2011	2010

Total revenue	$12,567	12,637	13,606

Provision for credit losses	1,927	2,065	3,348

Noninterest expense	7,418	7,605	7,678

Segment net income	2,087	2,175	1,716

(in billions)

Average loans	498.2	509.8	534.3

Average assets	752.5	759.9	771.3

Average core deposits	552.0	548.1	532.6

Community Banking reported net income of $2.1 billion, down $88 million, or 4 percent, from prior quarter and up $371 million, or 22 percent, from second quarter 2010. Revenue decreased $70 million from first quarter 2011 driven primarily by a decline in mortgage banking income from lower originations and continued expected reductions in the home equity loan portfolio, offset by gains on equity investments and lower deposit costs. Revenue decreased $1.0 billion, or 8 percent, from second quarter 2010 largely due to lower mortgage banking income, lower deposit service charges as a result of Regulation E and the expected reduction in the liquidating loan portfolios, partially offset by the impact of a robust used car market on the indirect auto portfolio, strong debit card growth and equity gains. Noninterest expense decreased $187 million, or 2 percent, from first quarter 2011, reflecting improved credit costs, as well as lower software license and other equipment expense. Noninterest expense decreased $260 million, or 3 percent, from second quarter 2010 due to reduced personnel costs, a decrease in software license expense and lower operating losses. The provision for credit losses decreased $138 million from first quarter 2011 and $1.4 billion from second quarter 2010. The decline was due to a $288 million decrease in net loan charge-offs from first quarter 2011, a $1.1 billion decrease from second quarter 2010, as well as a $700 million reserve release in second quarter 2011, compared with a release of $850 million and $389 million in first quarter 2011 and second quarter 2010, respectively.
Regional Banking Highlights
•	Strong growth in checking accounts from June 30, 2010 (combined Regional Banking)
–	Consumer checking accounts up a net 7.0 percent

–	Business checking accounts up a net 4.5 percent

–	Consumer checking accounts up a net 7.9 percent in California, 9.2 percent in New Jersey, 9.5 percent in North Carolina and 11.1 percent in Florida
•	Strong solutions in second quarter 2011
–	West
o	Core product solutions (sales) of 8.33 million, up 16 percent from prior year

o	Sales of Wells Fargo Packages® (a checking account and three other products) up 19 percent from prior year, purchased by 85 percent of new checking account customers
–	East
o	Eastern core product solutions grew by double-digits from prior year

o	For eastern states on Wells Fargo systems the entire quarter, 81 percent of new checking account customers purchased Wells Fargo Packages

o	Platform banker full-time equivalents grew by nearly 1,500, or 16 percent, from prior year
•	Retail bank household cross-sell ratio for combined company of 5.84 products per household, up from 5.64 in second quarter 2010; cross-sell in the West of 6.25, compared with 5.29 in the East, represents the opportunity to earn more business from customers in the East

•	Small Business/Business Banking
–	Named U.S. Small Business Administration’s 2011 SBA 7(a) Large Lender of the Year

–	Record store-based business solutions up 8 percent from prior year (West)

–	Sales of Wells Fargo Business Services Packages (business checking account and at least three other business products) up 23 percent from prior year, purchased by 70 percent of new business checking account customers (West)

–	Business Banking household cross-sell of 4.17 products per household (West)

–	Wells Fargo, America’s #1 small business lender, made $7.5 billion in new loan commitments to its small business customers in the first half of 2011, a 13 percent increase in dollars lent from first half of 2010
•	Online and Mobile Banking
–	19.3 million combined active online customers (as of May 31, 2011)

–	6.0 million combined active mobile customers (as of May 31, 2011)
Wells Fargo Home Mortgage (Home Mortgage)
•	Home Mortgage applications of $109 billion, compared with $102 billion in prior quarter, driven in part by lower average rates in the quarter

•	Home Mortgage application pipeline of $51 billion at quarter end, compared with $45 billion at March 31, 2011

•	Home Mortgage originations of $64 billion, down from $84 billion in prior quarter

•	Residential mortgage servicing portfolio of $1.8 trillion

•	As of June 30, 2011, approximately 695,000 active trial or completed loan modifications had been initiated since the beginning of 2009; of this total, 85 percent were through Wells Fargo’s own modification programs and the rest were through the federal government’s Home Affordable Modification Program (HAMP)
Wholesale Banking provides financial solutions to businesses across the United States with annual sales generally in excess of $20 million and to financial institutions globally. Products & business units include Middle Market Commercial Banking, Government & Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Investment Banking & Capital Markets, Securities Investment Portfolio, Asset Backed Finance, and Asset Management.
Selected Financial Information

	Quarter ended
	June 30,	Mar. 31,	June 30,
(in millions)	2011	2011	2010

Total revenue	$5,631	5,460	5,774

Provision (reversal of provision) for credit losses	(97)	134	635

Noninterest expense	2,766	2,800	2,873

Segment net income	1,931	1,652	1,462

(in billions)
Average loans	243.1	234.7	228.2

Average assets	415.7	399.6	369.5

Average core deposits	190.6	184.8	162.3

Wholesale Banking reported net income of $1.9 billion, up $279 million, or 17 percent, from first quarter 2011 and up $469 million, or 32 percent, from second quarter 2010. Revenue increased $171 million, or 3 percent, from the prior quarter as strong loan and revenue growth across most lending businesses, solid investment banking results, seasonally higher insurance fees and higher PCI-related resolutions more than offset weakness in sales and trading and lower equity fund gains. Revenue decreased $143 million, or

2 percent, from prior year as strong growth across core businesses, including loan and deposit growth, was more than offset by lower PCI-related resolutions and other gains. Noninterest expense decreased $34 million, or 1 percent, from prior quarter related to lower personnel expense and decreased $107 million, or 4 percent, from prior year related to lower litigation and foreclosed asset expenses. The provision for credit losses declined $732 million from second quarter 2010, and included a $300 million reserve release this quarter compared with a $111 million reserve release a year ago along with a $543 million improvement in net credit losses.
•	Linked quarter average loan growth in many portfolios, including asset-backed finance, commercial banking, commercial real estate, corporate banking, government banking, international, real estate capital markets, and capital finance, driven primarily by new customer activity

•	Continued improvement in nonperforming assets

•	Average core deposits up 17 percent from prior year, reflecting continued strong customer liquidity

•	U.S. investment banking market share year to date 2011 of 4.7 percent, up from 4.2 percent for full year 2010 (source: Dealogic fee-based league tables)

•	Wells Fargo named Best Trade Bank in the USA by Trade Finance
Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a comprehensive planning approach to meet each client’s needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions including financial planning, private banking, credit, investment management and trust. Family Wealth meets the unique needs of the ultra high net worth customers. Retail Brokerage’s financial advisors serve customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the U.S. Retirement provides retirement services for individual investors and is a national leader in 401(k) and pension record keeping.
Selected Financial Information

	Quarter ended
	June 30,	Mar. 31,	June 30,
(in millions)	2011	2011	2010

Total revenue	$3,086	3,150	2,867

Provision for credit losses	61	41	81

Noninterest expense	2,487	2,559	2,350

Segment net income	333	339	270

(in billions)

Average loans	43.5	42.7	42.6

Average assets	147.7	146.5	141.0

Average core deposits	126.0	125.4	121.5

Wealth, Brokerage and Retirement reported net income of $333 million, down $6 million from first quarter 2011 and up $63 million from second quarter 2010. Revenue was $3.1 billion, down 2 percent from first quarter 2011 due to lower brokerage transaction revenue and up 8 percent from second quarter 2010 driven by higher asset-based revenues and higher securities gains in the brokerage business. The provision for credit losses increased $20 million from first quarter 2011 and decreased $20 million from second quarter 2010. Noninterest expense declined 3 percent from first quarter on reduced personnel costs and increased 6 percent from second quarter 2010 due to growth in personnel costs, primarily broker commissions driven by higher production levels. Average core deposits increased $600 million from first quarter 2011 and $4.5 billion from second quarter 2010.
Retail Brokerage
•	Client assets of $1.2 trillion, up 12 percent from prior year

•	Managed account assets increased $62 billion, or 31 percent, from prior year driven by strong net flows and solid market gains

•	Strong deposit growth, with average balances up $5 billion, or 6 percent, from prior year

•	Announced sale of H.D. Vest Financial Services
Wealth Management
•	Client assets of $204 billion, up 8 percent from prior year

•	Investment management and trust asset-based revenue up 8 percent from prior year
Retirement
•	Institutional retirement plan assets of $247 billion, up $37 billion, or 18 percent, from prior year

•	IRA assets of $286 billion, up $39 billion, or 16 percent, from prior year
Conference Call
The Company will host a live conference call on Tuesday, July 19, at 6:30 a.m. PDT (9:30 a.m. EDT). To access the call, please dial 866-872-5161 (U.S. and Canada) or 706-643-1962 (international). No password is required. The call is also available online at wellsfargo.com/invest_relations/earnings and http://us.meeting-stream.com/wellsfargocompany_072011.
A replay of the conference call will be available beginning at approximately noon PDT (3 p.m. EDT) on July 19 through Tuesday, July 26. Please dial 800-642-1687 (U.S. and Canada) or 706-645-9291 (international) and enter Conference ID #76224090. The replay will also be available online at wellsfargo.com/invest_relations/earnings.

Cautionary Statement about Forward-Looking Information
In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “target,” “should,” “may,” “can,” “will,” “outlook,” “project,” “appears” or similar expressions. Forward-looking statements in this news release include, among others, statements about: (i) future credit quality and expected or estimated future loan losses in our loan portfolios, and the adequacy of the allowance for loan losses, including our current expectation of future reductions in the allowance for loan losses; (ii) our targeted noninterest expense for fourth quarter 2012 as part of our expense management initiatives; (iii) our estimates regarding our Tier 1 common equity ratio under proposed Basel III capital regulations; and (iv) the timing of expected integration activities related to the Wachovia merger.
Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current and future economic and market conditions, including the effects of further declines in housing prices and high unemployment rates; our capital requirements (including under regulatory capital standards as determined and interpreted by applicable regulatory authorities such as the proposed Basel III capital regulations) and our ability to generate capital internally or raise capital on favorable terms; financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses (including the Dodd-Frank Wall Street Reform and Consumer Protection Act); the extent of success in our loan modification efforts, including the effects of regulatory requirements, or changes in regulatory requirements, relating to loan modifications; the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties; negative effects relating to mortgage foreclosures, including changes in our procedures or practices and/or industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures; our ability to realize our noninterest expense target as part of our expense management initiatives when and in the amount targeted, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters; our ability to successfully and timely integrate the Wachovia merger and realize the expected cost savings and other benefits, including delays or disruptions in system conversions and higher severance costs; recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio; the effect of changes in interest rates on our net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; hedging gains or losses; disruptions in the capital markets and reduced investor demand for mortgage loans; our ability to sell more products to our customers; the effect of the economic recession on the demand for our products and services; the effect of fluctuations in stock market prices on fee income from our brokerage, asset and wealth management businesses; our election to provide support to our mutual funds for structured credit products they may hold; changes in the value of our venture capital investments; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied; changes in our credit ratings and changes in the credit ratings of our customers or counterparties; mergers and acquisitions; federal and state regulations; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations; the loss of checking and saving account deposits to other investments such as the stock market; and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses, especially if credit markets, housing prices, and unemployment do not improve. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, including the discussion under “Risk Factors” in each of these reports, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.3 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 stores, 12,000 ATMs, the Internet (wellsfargo.com and wachovia.com), and other distribution channels across North America and internationally. With approximately 275,000 team members, Wells Fargo serves one in three households in America. Wells Fargo & Company was ranked No. 23 on Fortune’s 2011 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.
# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA
TABLE OF CONTENTS

Pages

Summary Information
Summary Financial Data	15-16

Income
Consolidated Statement of Income	17-18
Average Balances, Yields and Rates Paid	19-20
Noninterest Income and Noninterest Expense	21-22

Balance Sheet
Consolidated Balance Sheet	23-24
Average Balances	25

Loans
Loans	26
Nonaccrual Loans and Foreclosed Assets	26
Loans 90 Days or More Past Due and Still Accruing	27
Purchased Credit-Impaired Loans	28-30
Pick-A-Pay Portfolio	31
Non-Strategic and Liquidating Loan Portfolios	32
Home Equity Portfolios	32
Allowance for Credit Losses	33-34

Equity
Condensed Consolidated Statement of Changes in Total Equity	35
Tier 1 Common Equity	36

Operating Segments
Operating Segment Results	37-38

Other
Mortgage Servicing and other related data	39-41

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended June 30,		%	Six months ended June 30,		%
($ in millions, except per share amounts)	2011	2010	Change	2011	2010	Change

For the Period
Wells Fargo net income	$3,948	3,062	29%	$7,707	5,609	37%
Wells Fargo net income applicable to common stock	3,728	2,878	30	7,298	5,250	39
Diluted earnings per common share	0.70	0.55	27	1.37	1.00	37
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.27%	1.00	27	1.25	0.92	36
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	11.92	10.40	15	11.95	9.69	23
Efficiency ratio (1)	61.2	59.6	3	61.9	58.0	7
Total revenue	$20,386	21,394	(5)	$40,715	42,842	(5)
Pre-tax pre-provision profit (PTPP) (2)	7,911	8,648	(9)	15,507	17,979	(14)
Dividends declared per common share	0.12	0.05	140	0.24	0.10	140
Average common shares outstanding	5,286.5	5,219.7	1	5,282.7	5,205.1	1
Diluted average common shares outstanding	5,331.7	5,260.8	1	5,329.9	5,243.0	2
Average loans	$751,253	772,460	(3)	$752,657	784,856	(4)
Average assets	1,250,945	1,224,180	2	1,246,088	1,225,145	2
Average core deposits (3)	807,483	761,767	6	802,184	760,475	5
Average retail core deposits (4)	592,974	574,436	3	588,561	574,059	3
Net interest margin	4.01%	4.38	(8)	4.03	4.33	(7)
At Period End
Securities available for sale	$186,298	157,927	18	$186,298	157,927	18
Loans	751,921	766,265	(2)	751,921	766,265	(2)
Allowance for loan losses	20,893	24,584	(15)	20,893	24,584	(15)
Goodwill	24,776	24,820	-	24,776	24,820	-
Assets	1,259,734	1,225,862	3	1,259,734	1,225,862	3
Core deposits (3)	808,970	758,680	7	808,970	758,680	7
Wells Fargo stockholders’ equity	136,401	119,772	14	136,401	119,772	14
Total equity	137,916	121,398	14	137,916	121,398	14
Capital ratios:
Total equity to assets	10.95%	9.90	11	10.95	9.90	11
Risk-based capital (5):
Tier 1 capital	11.70	10.51	11	11.70	10.51	11
Total capital	15.42	14.53	6	15.42	14.53	6
Tier 1 leverage (5)	9.43	8.66	9	9.43	8.66	9
Tier 1 common equity (6)	9.16	7.61	20	9.16	7.61	20
Common shares outstanding	5,278.2	5,231.4	1	5,278.2	5,231.4	1
Book value per common share	$23.84	21.35	12	$23.84	21.35	12
Common stock price:
High	32.63	34.25	(5)	34.25	34.25	-
Low	25.26	25.52	(1)	25.26	25.52	(1)
Period end	28.06	25.60	10	28.06	25.60	10
Team members (active, full-time equivalent)	266,600	267,600	-	266,600	267,600	-

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(5)	The June 30, 2011, ratios are preliminary.

(6)	See the “Five Quarter Tier 1 Common Equity” table for additional information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
($ in millions, except per share amounts)	2011	2011	2010	2010	2010

For the Quarter
Wells Fargo net income	$3,948	3,759	3,414	3,339	3,062
Wells Fargo net income applicable to common stock	3,728	3,570	3,232	3,150	2,878
Diluted earnings per common share	0.70	0.67	0.61	0.60	0.55
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.27%	1.23	1.09	1.09	1.00
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	11.92	11.98	10.95	10.90	10.40
Efficiency ratio (1)	61.2	62.6	62.1	58.7	59.6
Total revenue	$20,386	20,329	21,494	20,874	21,394
Pre-tax pre-provision profit (PTPP) (2)	7,911	7,596	8,154	8,621	8,648
Dividends declared per common share	0.12	0.12	0.05	0.05	0.05
Average common shares outstanding	5,286.5	5,278.8	5,256.2	5,240.1	5,219.7
Diluted average common shares outstanding	5,331.7	5,333.1	5,293.8	5,273.2	5,260.8
Average loans	$751,253	754,077	753,675	759,483	772,460
Average assets	1,250,945	1,241,176	1,237,037	1,220,368	1,224,180
Average core deposits (3)	807,483	796,826	794,799	771,957	761,767
Average retail core deposits (4)	592,974	584,100	573,843	571,062	574,436
Net interest margin	4.01%	4.05	4.16	4.25	4.38
At Quarter End
Securities available for sale	$186,298	167,906	172,654	176,875	157,927
Loans	751,921	751,155	757,267	753,664	766,265
Allowance for loan losses	20,893	21,983	23,022	23,939	24,584
Goodwill	24,776	24,777	24,770	24,831	24,820
Assets	1,259,734	1,244,666	1,258,128	1,220,784	1,225,862
Core deposits (3)	808,970	795,038	798,192	771,792	758,680
Wells Fargo stockholders’ equity	136,401	133,471	126,408	123,658	119,772
Total equity	137,916	134,943	127,889	125,165	121,398
Capital ratios:
Total equity to assets	10.95%	10.84	10.16	10.25	9.90
Risk-based capital (5):
Tier 1 capital	11.70	11.50	11.16	10.90	10.51
Total capital	15.42	15.30	15.01	14.88	14.53
Tier 1 leverage (5)	9.43	9.27	9.19	9.01	8.66
Tier 1 common equity (6)	9.16	8.93	8.30	8.01	7.61
Common shares outstanding	5,278.2	5,300.9	5,262.3	5,244.4	5,231.4
Book value per common share	$23.84	23.18	22.49	22.04	21.35
Common stock price:
High	32.63	34.25	31.61	28.77	34.25
Low	25.26	29.82	23.37	23.02	25.52
Period end	28.06	31.71	30.99	25.12	25.60
Team members (active, full-time equivalent)	266,600	270,200	272,200	266,900	267,600

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(5)	The June 30, 2011, ratios are preliminary.

(6)	See the “Five Quarter Tier 1 Common Equity” table for additional information.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions, except per share amounts)	2011	2010	Change	2011	2010	Change

Interest income
Trading assets	$347	266	30%	$697	533	31%
Securities available for sale	2,166	2,385	(9)	4,330	4,800	(10)
Mortgages held for sale	362	405	(11)	799	792	1
Loans held for sale	17	30	(43)	29	64	(55)
Loans	9,361	10,277	(9)	18,748	20,315	(8)
Other interest income	131	109	20	253	193	31

Total interest income	12,384	13,472	(8)	24,856	26,697	(7)

Interest expense
Deposits	594	714	(17)	1,209	1,449	(17)
Short-term borrowings	20	21	(5)	46	39	18
Long-term debt	1,009	1,233	(18)	2,113	2,509	(16)
Other interest expense	83	55	51	159	104	53

Total interest expense	1,706	2,023	(16)	3,527	4,101	(14)

Net interest income	10,678	11,449	(7)	21,329	22,596	(6)
Provision for credit losses	1,838	3,989	(54)	4,048	9,319	(57)

Net interest income after provision for credit losses	8,840	7,460	18	17,281	13,277	30

Noninterest income
Service charges on deposit accounts	1,074	1,417	(24)	2,086	2,749	(24)
Trust and investment fees	2,944	2,743	7	5,860	5,412	8
Card fees	1,003	911	10	1,960	1,776	10
Other fees	1,023	982	4	2,012	1,923	5
Mortgage banking	1,619	2,011	(19)	3,635	4,481	(19)
Insurance	568	544	4	1,071	1,165	(8)
Net gains from trading activities	414	109	280	1,026	646	59
Net gains (losses) on debt securities available for sale	(128)	30	NM	(294)	58	NM
Net gains from equity investments	724	288	151	1,077	331	225
Operating leases	103	329	(69)	180	514	(65)
Other	364	581	(37)	773	1,191	(35)

Total noninterest income	9,708	9,945	(2)	19,386	20,246	(4)

Noninterest expense
Salaries	3,584	3,564	1	7,038	6,878	2
Commission and incentive compensation	2,171	2,225	(2)	4,518	4,217	7
Employee benefits	1,164	1,063	10	2,556	2,385	7
Equipment	528	588	(10)	1,160	1,266	(8)
Net occupancy	749	742	1	1,501	1,538	(2)
Core deposit and other intangibles	464	553	(16)	947	1,102	(14)
FDIC and other deposit assessments	315	295	7	620	596	4
Other	3,500	3,716	(6)	6,868	6,881	-

Total noninterest expense	12,475	12,746	(2)	25,208	24,863	1

Income before income tax expense	6,073	4,659	30	11,459	8,660	32
Income tax expense	2,001	1,514	32	3,573	2,915	23

Net income before noncontrolling interests	4,072	3,145	29	7,886	5,745	37
Less: Net income from noncontrolling interests	124	83	49	179	136	32

Wells Fargo net income	$3,948	3,062	29	$7,707	5,609	37

Less: Preferred stock dividends and other	220	184		409	359

Wells Fargo net income applicable to common stock	$3,728	2,878	30	$7,298	5,250	39

Per share information
Earnings per common share	$0.70	0.55	27	$1.38	1.01	37
Diluted earnings per common share	0.70	0.55	27	1.37	1.00	37
Dividends declared per common share	0.12	0.05	140	0.24	0.10	140
Average common shares outstanding	5,286.5	5,219.7	1	5,282.7	5,205.1	1
Diluted average common shares outstanding	5,331.7	5,260.8	1	5,329.9	5,243.0	2

NM - Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions, except per share amounts)	2011	2011	2010	2010	2010

Interest income
Trading assets	$347	350	295	270	266
Securities available for sale	2,166	2,164	2,374	2,492	2,385
Mortgages held for sale	362	437	495	449	405
Loans held for sale	17	12	15	22	30
Loans	9,361	9,387	9,666	9,779	10,277
Other interest income	131	122	124	118	109

Total interest income	12,384	12,472	12,969	13,130	13,472

Interest expense
Deposits	594	615	662	721	714
Short-term borrowings	20	26	26	27	21
Long-term debt	1,009	1,104	1,153	1,226	1,233
Other interest expense	83	76	65	58	55

Total interest expense	1,706	1,821	1,906	2,032	2,023

Net interest income	10,678	10,651	11,063	11,098	11,449
Provision for credit losses	1,838	2,210	2,989	3,445	3,989

Net interest income after provision for credit losses	8,840	8,441	8,074	7,653	7,460

Noninterest income
Service charges on deposit accounts	1,074	1,012	1,035	1,132	1,417
Trust and investment fees	2,944	2,916	2,958	2,564	2,743
Card fees	1,003	957	941	935	911
Other fees	1,023	989	1,063	1,004	982
Mortgage banking	1,619	2,016	2,757	2,499	2,011
Insurance	568	503	564	397	544
Net gains from trading activities	414	612	532	470	109
Net gains (losses) on debt securities available for sale	(128)	(166)	(268)	(114)	30
Net gains from equity investments	724	353	317	131	288
Operating leases	103	77	79	222	329
Other	364	409	453	536	581

Total noninterest income	9,708	9,678	10,431	9,776	9,945

Noninterest expense
Salaries	3,584	3,454	3,513	3,478	3,564
Commission and incentive compensation	2,171	2,347	2,195	2,280	2,225
Employee benefits	1,164	1,392	1,192	1,074	1,063
Equipment	528	632	813	557	588
Net occupancy	749	752	750	742	742
Core deposit and other intangibles	464	483	549	548	553
FDIC and other deposit assessments	315	305	301	300	295
Other	3,500	3,368	4,027	3,274	3,716

Total noninterest expense	12,475	12,733	13,340	12,253	12,746

Income before income tax expense	6,073	5,386	5,165	5,176	4,659
Income tax expense	2,001	1,572	1,672	1,751	1,514

Net income before noncontrolling interests	4,072	3,814	3,493	3,425	3,145
Less: Net income from noncontrolling interests	124	55	79	86	83

Wells Fargo net income	$3,948	3,759	3,414	3,339	3,062

Less: Preferred stock dividends and other	220	189	182	189	184

Wells Fargo net income applicable to common stock	$3,728	3,570	3,232	3,150	2,878

Per share information
Earnings per common share	$0.70	0.68	0.62	0.60	0.55
Diluted earnings per common share	0.70	0.67	0.61	0.60	0.55
Dividends declared per common share	0.12	0.12	0.05	0.05	0.05
Average common shares outstanding	5,286.5	5,278.8	5,256.2	5,240.1	5,219.7
Diluted average common shares outstanding	5,331.7	5,333.1	5,293.8	5,273.2	5,260.8

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended June 30,
	2011			2010
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$98,519	0.32%	$80	67,712	0.33%	$56
Trading assets	38,015	3.71	352	28,760	3.79	272
Securities available for sale (3):
Securities of U.S. Treasury and federal agencies	2,091	2.33	12	2,094	3.50	18
Securities of U.S. states and political subdivisions	22,610	5.35	302	16,192	6.48	255
Mortgage-backed securities:
Federal agencies	74,402	4.76	844	72,876	5.39	930
Residential and commercial	32,536	8.86	664	33,197	9.59	769

Total mortgage-backed securities	106,938	5.98	1,508	106,073	6.72	1,699
Other debt and equity securities	37,037	5.81	502	33,270	7.21	562

Total securities available for sale	168,676	5.81	2,324	157,629	6.75	2,534
Mortgages held for sale (4)	30,674	4.73	362	32,196	5.04	405
Loans held for sale (4)	1,356	5.05	17	4,386	2.73	30
Loans:
Commercial:
Commercial and industrial	153,630	4.60	1,761	147,965	5.44	2,009
Real estate mortgage	101,437	4.16	1,051	97,731	3.89	949
Real estate construction	21,987	4.64	254	33,060	3.44	284
Lease financing	12,899	7.72	249	13,622	9.54	325
Foreign	36,445	2.65	241	29,048	3.62	262

Total commercial	326,398	4.37	3,556	321,426	4.78	3,829

Consumer:
Real estate 1-4 family first mortgage	224,873	4.97	2,792	237,500	5.24	3,108
Real estate 1-4 family junior lien mortgage	91,934	4.25	975	102,678	4.53	1,162
Credit card	20,954	12.97	679	22,239	13.24	736
Other revolving credit and installment	87,094	6.32	1,372	88,617	6.57	1,452

Total consumer	424,855	5.48	5,818	451,034	5.74	6,458

Total loans (4)	751,253	5.00	9,374	772,460	5.34	10,287
Other	4,997	4.10	52	6,082	3.44	53

Total earning assets	$1,093,490	4.64%	$12,561	1,069,225	5.14%	$13,637

Funding sources
Deposits:
Interest-bearing checking	$53,344	0.09%	$12	61,212	0.13%	$19
Market rate and other savings	455,126	0.20	226	412,062	0.26	267
Savings certificates	72,100	1.42	256	89,773	1.44	323
Other time deposits	12,988	2.03	67	14,936	1.90	72
Deposits in foreign offices	57,899	0.23	33	57,461	0.23	33

Total interest-bearing deposits	651,457	0.37	594	635,444	0.45	714
Short-term borrowings	53,340	0.18	24	45,082	0.22	25
Long-term debt	145,431	2.78	1,009	195,440	2.52	1,233
Other liabilities	10,978	3.03	83	6,737	3.33	55

Total interest-bearing liabilities	861,206	0.80	1,710	882,703	0.92	2,027
Portion of noninterest-bearing funding sources	232,284	-	-	186,522	-	-

Total funding sources	$1,093,490	0.63	1,710	1,069,225	0.76	2,027

Net interest margin and net interest income on a taxable-equivalent basis (5)		4.01%	$10,851		4.38%	$11,610

Noninterest-earning assets
Cash and due from banks	$17,373			17,415
Goodwill	24,773			24,820
Other	115,309			112,720

Total noninterest-earning assets	$157,455			154,955

Noninterest-bearing funding sources
Deposits	$199,339			176,908
Other liabilities	53,169			43,713
Total equity	137,231			120,856
Noninterest-bearing funding sources used to fund earning assets	(232,284)			(186,522)

Net noninterest-bearing funding sources	$157,455			154,955

Total assets	$1,250,945			1,224,180

(1)	Our average prime rate was 3.25% for the quarters ended June 30, 2011 and 2010. The average three-month London Interbank Offered Rate (LIBOR) was 0.26% and 0.44% for the same quarters, respectively.

(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts include the effects of any unrealized gain or loss marks but those marks carried in other comprehensive income are not included in yield determination of affected earning assets. Thus yields are based on amortized cost balances computed on a settlement date basis.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)	Includes taxable-equivalent adjustments of $173 million and $161 million for June 30, 2011 and 2010, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate utilized was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Six months ended June 30,
	2011			2010
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$90,994	0.34%	$152	54,347	0.33%	$89
Trading assets	37,711	3.76	708	28,338	3.85	544
Securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,834	2.56	23	2,186	3.56	38
Securities of U.S. states and political subdivisions	21,098	5.39	572	14,951	6.53	476
Mortgage-backed securities:
Federal agencies	73,937	4.74	1,676	76,284	5.39	1,953
Residential and commercial	32,734	9.28	1,396	32,984	9.63	1,559

Total mortgage-backed securities	106,671	6.10	3,072	109,268	6.70	3,512
Other debt and equity securities	36,482	5.68	967	32,810	6.86	1,054

Total securities available for sale	166,085	5.87	4,634	159,215	6.67	5,080
Mortgages held for sale (4)	34,686	4.61	799	31,784	4.99	792
Loans held for sale (4)	1,167	4.98	29	5,390	2.39	64
Loans:
Commercial:
Commercial and industrial	151,849	4.62	3,484	152,192	4.97	3,752
Real estate mortgage	100,621	4.04	2,018	97,848	3.79	1,839
Real estate construction	23,128	4.44	509	34,448	3.25	555
Lease financing	12,959	7.78	504	13,814	9.38	648
Foreign	35,050	2.73	476	28,807	3.62	518

Total commercial	323,607	4.35	6,991	327,109	4.50	7,312

Consumer:
Real estate 1-4 family first mortgage	227,208	4.99	5,659	241,241	5.25	6,318
Real estate 1-4 family junior lien mortgage	93,313	4.30	1,993	104,151	4.50	2,330
Credit card	21,230	13.08	1,388	22,789	13.20	1,503
Other revolving credit and installment	87,299	6.34	2,743	89,566	6.49	2,879

Total consumer	429,050	5.51	11,783	457,747	5.72	13,030

Total loans (4)	752,657	5.01	18,774	784,856	5.21	20,342
Other	5,111	4.00	102	6,075	3.40	103

Total earning assets	$1,088,411	4.69%	$25,198	1,070,005	5.10%	$27,014

Funding sources
Deposits:
Interest-bearing checking	$55,909	0.09%	$26	61,614	0.14%	$42
Market rate and other savings	449,388	0.21	463	408,026	0.27	553
Savings certificates	73,229	1.41	511	92,254	1.40	640
Other time deposits	13,417	2.14	143	15,405	1.97	152
Deposits in foreign offices	57,687	0.23	66	56,453	0.22	62

Total interest-bearing deposits	649,630	0.38	1,209	633,752	0.46	1,449
Short-term borrowings	54,041	0.20	54	45,082	0.20	44
Long-term debt	147,774	2.86	2,113	202,186	2.48	2,509
Other liabilities	10,230	3.13	159	6,203	3.38	104

Total interest-bearing liabilities	861,675	0.82	3,535	887,223	0.93	4,106
Portion of noninterest-bearing funding sources	226,736	-	-	182,782	-	-

Total funding sources	$1,088,411	0.66	3,535	1,070,005	0.77	4,106

Net interest margin and net interest income on a taxable-equivalent basis (5)		4.03%	$21,663		4.33%	$22,908

Noninterest-earning assets
Cash and due from banks	$17,367			17,730
Goodwill	24,774			24,818
Other	115,536			112,592

Total noninterest-earning assets	$157,677			155,140

Noninterest-bearing funding sources
Deposits	$196,237			174,487
Other liabilities	54,237			44,224
Total equity	133,939			119,211
Noninterest-bearing funding sources used to fund earning assets	(226,736)			(182,782)

Net noninterest-bearing funding sources	$157,677			155,140

Total assets	$1,246,088			1,225,145

(1)	Our average prime rate was 3.25% for the six months ended June 30, 2011 and 2010. The average three-month London Interbank Offered Rate (LIBOR) was 0.29% and 0.35% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts include the effects of any unrealized gain or loss marks but those marks carried in other comprehensive income are not included in yield determination of affected earning assets. Thus yields are based on amortized cost balances computed on a settlement date basis.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)	Includes taxable-equivalent adjustments of $334 million and $312 million for June 30, 2011 and 2010, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended June 30,		%		Six months ended June 30,		%
(in millions)	2011	2010	Change		2011	2010	Change

Service charges on deposit accounts	$1,074	1,417	(24	) %	$2,086	2,749	(24	) %
Trust and investment fees:
Trust, investment and IRA fees	1,020	1,035	(1)		2,080	2,084	-
Commissions and all other fees	1,924	1,708	13		3,780	3,328	14

Total trust and investment fees	2,944	2,743	7		5,860	5,412	8

Card fees	1,003	911	10		1,960	1,776	10
Other fees:
Cash network fees	94	58	62		175	113	55
Charges and fees on loans	404	401	1		801	820	(2)
Processing and all other fees	525	523	-		1,036	990	5

Total other fees	1,023	982	4		2,012	1,923	5

Mortgage banking:
Servicing income, net	877	1,218	(28)		1,743	2,584	(33)
Net gains on mortgage loan origination/sales activities	742	793	(6)		1,892	1,897	-

Total mortgage banking	1,619	2,011	(19)		3,635	4,481	(19)

Insurance	568	544	4		1,071	1,165	(8)
Net gains from trading activities	414	109	280		1,026	646	59
Net gains (losses) on debt securities available for sale	(128)	30	NM		(294)	58	NM
Net gains from equity investments	724	288	151		1,077	331	225
Operating leases	103	329	(69)		180	514	(65)
All other	364	581	(37)		773	1,191	(35)

Total	$9,708	9,945	(2)		$19,386	20,246	(4)

NM - Not meaningful

NONINTEREST EXPENSE

	Quarter ended June 30,		%		Six months ended June 30,		%
(in millions)	2011	2010	Change		2011	2010	Change

Salaries	$3,584	3,564	1%		$7,038	6,878	2%
Commission and incentive compensation	2,171	2,225	(2)		4,518	4,217	7
Employee benefits	1,164	1,063	10		2,556	2,385	7
Equipment	528	588	(10)		1,160	1,266	(8)
Net occupancy	749	742	1		1,501	1,538	(2)
Core deposit and other intangibles	464	553	(16)		947	1,102	(14)
FDIC and other deposit assessments	315	295	7		620	596	4
Outside professional services	659	572	15		1,239	1,056	17
Contract services	341	384	(11)		710	731	(3)
Foreclosed assets	305	333	(8)		713	719	(1)
Operating losses	428	627	(32)		900	835	8
Outside data processing	232	276	(16)		452	548	(18)
Postage, stationery and supplies	236	230	3		471	472	-
Travel and entertainment	205	196	5		411	367	12
Advertising and promotion	166	156	6		282	268	5
Telecommunications	132	156	(15)		266	299	(11)
Insurance	201	164	23		334	312	7
Operating leases	31	27	15		55	64	(14)
All other	564	595	(5)		1,035	1,210	(14)

Total	$12,475	12,746	(2)		$25,208	24,863	1

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2011	2011	2010	2010	2010

Service charges on deposit accounts	$1,074	1,012	1,035	1,132	1,417
Trust and investment fees:
Trust, investment and IRA fees	1,020	1,060	1,030	924	1,035
Commissions and all other fees	1,924	1,856	1,928	1,640	1,708

Total trust and investment fees	2,944	2,916	2,958	2,564	2,743

Card fees	1,003	957	941	935	911
Other fees:
Cash network fees	94	81	74	73	58
Charges and fees on loans	404	397	446	424	401
Processing and all other fees	525	511	543	507	523

Total other fees	1,023	989	1,063	1,004	982

Mortgage banking:
Servicing income, net	877	866	240	516	1,218
Net gains on mortgage loan origination/sales activities	742	1,150	2,517	1,983	793

Total mortgage banking	1,619	2,016	2,757	2,499	2,011

Insurance	568	503	564	397	544
Net gains from trading activities	414	612	532	470	109
Net gains (losses) on debt securities available for sale	(128)	(166)	(268)	(114)	30
Net gains from equity investments	724	353	317	131	288
Operating leases	103	77	79	222	329
All other	364	409	453	536	581

Total	$9,708	9,678	10,431	9,776	9,945

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2011	2011	2010	2010	2010

Salaries	$3,584	3,454	3,513	3,478	3,564
Commission and incentive compensation	2,171	2,347	2,195	2,280	2,225
Employee benefits	1,164	1,392	1,192	1,074	1,063
Equipment	528	632	813	557	588
Net occupancy	749	752	750	742	742
Core deposit and other intangibles	464	483	549	548	553
FDIC and other deposit assessments	315	305	301	300	295
Outside professional services	659	580	781	533	572
Contract services	341	369	481	430	384
Foreclosed assets	305	408	452	366	333
Operating losses	428	472	193	230	627
Outside data processing	232	220	235	263	276
Postage, stationery and supplies	236	235	239	233	230
Travel and entertainment	205	206	221	195	196
Advertising and promotion	166	116	192	170	156
Telecommunications	132	134	151	146	156
Insurance	201	133	90	62	164
Operating leases	31	24	24	21	27
All other	564	471	968	625	595

Total	$12,475	12,733	13,340	12,253	12,746

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

	June 30,	Dec. 31,
(in millions, except shares)	2011	2010	% Change

Assets
Cash and due from banks	$24,059	16,044	50%
Federal funds sold, securities purchased under resale agreements and other short-term investments	88,406	80,637	10
Trading assets	54,770	51,414	7
Securities available for sale	186,298	172,654	8
Mortgages held for sale (includes $25,175 and $47,531 carried at fair value)	31,254	51,763	(40)
Loans held for sale (includes $1,102 and $873 carried at fair value)	1,512	1,290	17

Loans (includes $0 and $309 carried at fair value)	751,921	757,267	(1)
Allowance for loan losses	(20,893)	(23,022)	(9)

Net loans	731,028	734,245	-

Mortgage servicing rights:
Measured at fair value	14,778	14,467	2
Amortized	1,422	1,419	-
Premises and equipment, net	9,613	9,644	-
Goodwill	24,776	24,770	-
Other assets	91,818	99,781	(8)

Total assets	$1,259,734	1,258,128	-

Liabilities
Noninterest-bearing deposits	$202,143	191,256	6
Interest-bearing deposits	651,492	656,686	(1)

Total deposits	853,635	847,942	1
Short-term borrowings	53,881	55,401	(3)
Accrued expenses and other liabilities	71,430	69,913	2
Long-term debt (includes $0 and $306 carried at fair value)	142,872	156,983	(9)

Total liabilities	1,121,818	1,130,239	(1)

Equity
Wells Fargo stockholders’ equity:
Preferred stock	11,730	8,689	35
Common stock - $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,325,393,921 and 5,272,414,622 shares	8,876	8,787	1
Additional paid-in capital	55,226	53,426	3
Retained earnings	57,942	51,918	12
Cumulative other comprehensive income	5,422	4,738	14
Treasury stock - 47,222,127 shares and 10,131,394 shares	(1,546)	(487)	217
Unearned ESOP shares	(1,249)	(663)	88

Total Wells Fargo stockholders’ equity	136,401	126,408	8
Noncontrolling interests	1,515	1,481	2

Total equity	137,916	127,889	8

Total liabilities and equity	$1,259,734	1,258,128	-

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2011	2011	2010	2010	2010

Assets
Cash and due from banks	$24,059	16,978	16,044	16,001	17,571
Federal funds sold, securities purchased under resale agreements and other short-term investments	88,406	93,041	80,637	56,549	73,898
Trading assets	54,770	57,890	51,414	49,271	47,132
Securities available for sale	186,298	167,906	172,654	176,875	157,927
Mortgages held for sale	31,254	33,121	51,763	46,001	38,581
Loans held for sale	1,512	1,428	1,290	1,188	3,999

Loans	751,921	751,155	757,267	753,664	766,265
Allowance for loan losses	(20,893)	(21,983)	(23,022)	(23,939)	(24,584)

Net loans	731,028	729,172	734,245	729,725	741,681

Mortgage servicing rights:
Measured at fair value	14,778	15,648	14,467	12,486	13,251
Amortized	1,422	1,423	1,419	1,013	1,037
Premises and equipment, net	9,613	9,545	9,644	9,636	10,508
Goodwill	24,776	24,777	24,770	24,831	24,820
Other assets	91,818	93,737	99,781	97,208	95,457

Total assets	$1,259,734	1,244,666	1,258,128	1,220,784	1,225,862

Liabilities
Noninterest-bearing deposits	$202,143	190,959	191,256	184,451	175,015
Interest-bearing deposits	651,492	646,703	656,686	630,061	640,608

Total deposits	853,635	837,662	847,942	814,512	815,623
Short-term borrowings	53,881	54,737	55,401	50,715	45,187
Accrued expenses and other liabilities	71,430	68,721	69,913	67,249	58,582
Long-term debt	142,872	148,603	156,983	163,143	185,072

Total liabilities	1,121,818	1,109,723	1,130,239	1,095,619	1,104,464

Equity
Wells Fargo stockholders’ equity:
Preferred stock	11,730	11,897	8,689	8,840	8,980
Common stock	8,876	8,854	8,787	8,756	8,743
Additional paid-in capital	55,226	54,815	53,426	52,899	52,687
Retained earnings	57,942	54,855	51,918	48,953	46,126
Cumulative other comprehensive income	5,422	5,021	4,738	5,502	4,844
Treasury stock	(1,546)	(541)	(487)	(466)	(631)
Unearned ESOP shares	(1,249)	(1,430)	(663)	(826)	(977)

Total Wells Fargo stockholders’ equity	136,401	133,471	126,408	123,658	119,772
Noncontrolling interests	1,515	1,472	1,481	1,507	1,626

Total equity	137,916	134,943	127,889	125,165	121,398

Total liabilities and equity	$1,259,734	1,244,666	1,258,128	1,220,784	1,225,862

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended
	June 30, 2011		Mar. 31, 2011		Dec. 31, 2010		Sept. 30, 2010		June 30, 2010
	Average	Yields/	Average	Yields/	Average	Yields/	Average	Yields/	Average	Yields/
($ in billions)	balance	rates	balance	rates	balance	rates	balance	rates	balance	rates

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$98.5	0.32%	$83.4	0.35%	$72.0	0.40%	$70.8	0.38%	$67.7	0.33%
Trading assets	38.0	3.71	37.4	3.81	33.9	3.56	29.0	3.77	28.8	3.79
Securities available for sale:
Securities of U.S. Treasury and federal agencies	2.1	2.33	1.6	2.87	1.7	2.80	1.7	2.79	2.0	3.50
Securities of U.S. states and political subdivisions	22.6	5.35	19.6	5.45	18.4	5.58	17.2	5.89	16.2	6.48
Mortgage-backed securities:
Federal agencies	74.4	4.76	73.5	4.72	80.4	4.48	70.5	5.35	72.9	5.39
Residential and commercial	32.5	8.86	32.9	9.68	33.4	10.95	33.4	12.53	33.2	9.59

Total mortgage-backed securities	106.9	5.98	106.4	6.21	113.8	6.35	103.9	7.67	106.1	6.72
Other debt and equity securities	37.0	5.81	35.9	5.55	37.8	6.15	35.5	6.02	33.3	7.21

Total securities available for sale	168.6	5.81	163.5	5.94	171.7	6.18	158.3	7.05	157.6	6.75
Mortgages held for sale	30.7	4.73	38.7	4.51	45.1	4.39	38.1	4.72	32.2	5.04
Loans held for sale	1.4	5.05	1.0	4.88	1.1	5.15	3.2	2.71	4.4	2.73
Loans:
Commercial:
Commercial and industrial	153.6	4.60	150.0	4.65	147.9	4.71	146.1	4.57	148.0	5.44
Real estate mortgage	101.5	4.16	99.9	3.92	99.2	3.85	99.0	4.15	97.7	3.89
Real estate construction	22.0	4.64	24.3	4.26	26.9	3.68	29.5	3.31	33.1	3.44
Lease financing	12.9	7.72	13.0	7.83	13.0	9.00	13.2	9.07	13.6	9.54
Foreign	36.4	2.65	33.6	2.83	31.0	3.57	30.3	3.15	29.0	3.62

Total commercial	326.4	4.37	320.8	4.33	318.0	4.42	318.1	4.37	321.4	4.78

Consumer:
Real estate 1-4 family first mortgage	224.9	4.97	229.6	5.01	228.8	5.06	231.2	5.16	237.5	5.24
Real estate 1-4 family junior lien mortgage	91.9	4.25	94.7	4.35	97.7	4.37	100.3	4.41	102.7	4.53
Credit card	21.0	12.97	21.5	13.18	21.9	13.44	22.0	13.57	22.2	13.24
Other revolving credit and installment	87.1	6.32	87.5	6.36	87.3	6.48	87.9	6.50	88.6	6.57

Total consumer	424.9	5.48	433.3	5.54	435.7	5.61	441.4	5.68	451.0	5.74

Total loans	751.3	5.00	754.1	5.03	753.7	5.11	759.5	5.13	772.4	5.34
Other	5.0	4.10	5.2	3.90	5.3	3.93	6.0	3.53	6.1	3.44

Total earning assets	$1,093.5	4.64%	$1,083.3	4.73%	$1,082.8	4.87%	$1,064.9	5.01%	$1,069.2	5.14%

Funding sources
Deposits:
Interest-bearing checking	$53.3	0.09%	$58.5	0.10%	$60.9	0.09%	$59.7	0.10%	$61.2	0.13%
Market rate and other savings	455.1	0.20	443.6	0.22	431.2	0.25	420.0	0.25	412.1	0.26
Savings certificates	72.1	1.42	74.4	1.39	79.1	1.43	85.0	1.50	89.8	1.44
Other time deposits	13.0	2.03	13.8	2.24	13.4	2.00	14.4	2.33	14.8	1.90
Deposits in foreign offices	57.9	0.23	57.5	0.23	55.5	0.21	52.1	0.24	57.5	0.23

Total interest-bearing deposits	651.4	0.37	647.8	0.38	640.1	0.41	631.2	0.45	635.4	0.45
Short-term borrowings	53.3	0.18	54.8	0.22	50.6	0.24	46.5	0.26	45.1	0.22
Long-term debt	145.5	2.78	150.1	2.95	160.8	2.86	177.1	2.76	195.4	2.52
Other liabilities	11.0	3.03	9.5	3.24	8.3	3.13	6.7	3.39	6.8	3.33

Total interest-bearing liabilities	861.2	0.80	862.2	0.85	859.8	0.89	861.5	0.94	882.7	0.92
Portion of noninterest-bearing funding sources	232.3	-	221.1	-	223.0	-	203.4	-	186.5	-

Total funding sources	$1,093.5	0.63	$1,083.3	0.68	$1,082.8	0.71	$1,064.9	0.76	$1,069.2	0.76

Net interest margin on a taxable-equivalent basis		4.01%		4.05%		4.16%		4.25%		4.38%

Noninterest-earning assets
Cash and due from banks	$17.4		17.4		18.0		17.0		17.4
Goodwill	24.8		24.8		24.8		24.8		24.8
Other	115.2		115.7		111.4		113.7		112.8

Total noninterest-earnings assets	$157.4		157.9		154.2		155.5		155.0

Noninterest-bearing funding sources
Deposits	$199.3		193.1		197.9		184.8		176.9
Other liabilities	53.2		55.3		52.9		50.1		43.7
Total equity	137.2		130.6		126.4		124.0		120.9
Noninterest-bearing funding sources used to fund earning assets	(232.3)		(221.1)		(223.0)		(203.4)		(186.5)

Net noninterest-bearing funding sources	$157.4		157.9		154.2		155.5		155.0

Total assets	$1,250.9		1,241.2		1,237.0		1,220.4		1,224.2

(1)	Our average prime rate was 3.25% for quarters ended June 30 and March 31, 2011, and December 31, September 30 and June 30, 2010. The average three-month London Interbank Offered Rate (LIBOR) was 0.26%, 0.31%, 0.29%, 0.39% and 0.44% for the same quarters, respectively.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2011	2011	2010	2010	2010

Commercial:
Commercial and industrial	$157,095	150,857	151,284	147,321	146,084
Real estate mortgage	101,458	101,084	99,435	98,755	99,626
Real estate construction	21,374	22,868	25,333	27,911	30,879
Lease financing	12,907	12,937	13,094	12,993	13,492
Foreign (1)	37,855	35,476	32,912	29,691	30,474

Total commercial	330,689	323,222	322,058	316,671	320,555

Consumer:
Real estate 1-4 family first mortgage	222,874	226,509	230,235	228,081	233,812
Real estate 1-4 family junior lien mortgage	89,947	93,041	96,149	99,060	101,327
Credit card	21,191	20,996	22,260	21,890	22,086
Other revolving credit and installment	87,220	87,387	86,565	87,962	88,485

Total consumer	421,232	427,933	435,209	436,993	445,710

Total loans (net of unearned income) (2)	$751,921	751,155	757,267	753,664	766,265

(1)	Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign if the borrower’s primary address is outside of the United States.

(2)	Includes $38.7 billion, $40.0 billion, $41.4 billion, $43.8 billion and $46.5 billion of purchased credit-impaired (PCI) loans at June 30 and March 31, 2011, and December 31, September 30 and June 30, 2010, respectively. See table on page 28 for detail of PCI loans.
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2011	2011	2010	2010	2010

Nonaccrual loans:
Commercial:
Commercial and industrial	$2,393	2,653	3,213	4,103	3,843
Real estate mortgage	4,691	5,239	5,227	5,079	4,689
Real estate construction	2,043	2,239	2,676	3,198	3,429
Lease financing	79	95	108	138	163
Foreign	59	86	127	126	115

Total commercial	9,265	10,312	11,351	12,644	12,239

Consumer:
Real estate 1-4 family first mortgage	11,427	12,143	12,289	12,969	12,865
Real estate 1-4 family junior lien mortgage	2,098	2,235	2,302	2,380	2,391
Other revolving credit and installment	255	275	300	312	316

Total consumer	13,780	14,653	14,891	15,661	15,572

Total nonaccrual loans (1)(2)(3)	23,045	24,965	26,242	28,305	27,811

As a percentage of total loans	3.06%	3.32	3.47	3.76	3.63
Foreclosed assets:
GNMA (4)	$1,320	1,457	1,479	1,492	1,344
Non-GNMA	3,541	4,055	4,530	4,635	3,650

Total foreclosed assets	4,861	5,512	6,009	6,127	4,994

Total nonperforming assets	$27,906	30,477	32,251	34,432	32,805

As a percentage of total loans	3.71%	4.06	4.26	4.57	4.28

(1)	Also includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes loans acquired from Wachovia that are accounted for as PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)	Real estate 1-4 family mortgage loans insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status since they are insured or guaranteed.

(4)	Consistent with regulatory reporting requirements, foreclosed real estate securing Government National Mortgage Association (GNMA) loans is classified as nonperforming. Both principal and interest for GNMA loans secured by the foreclosed real estate are collectible because the GNMA loans are insured by the FHA or guaranteed by the VA.

Wells Fargo & Company and Subsidiaries
LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2011	2011	2010	2010	2010

Total (excluding PCI)(1):	$17,318	17,901	18,488	18,815	19,384
Less: FHA insured/guaranteed by the VA (2)	14,474	14,353	14,733	14,529	14,387
Less: Student loans guaranteed under the FFELP (3)	1,014	1,120	1,106	1,113	1,122

Total, not government insured/guaranteed	$1,830	2,428	2,649	3,173	3,875

By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$110	338	308	222	540
Real estate mortgage	137	177	104	463	654
Real estate construction	86	156	193	332	471
Foreign	12	16	22	27	21

Total commercial	345	687	627	1,044	1,686

Consumer:
Real estate 1-4 family first mortgage (4)	728	858	941	1,016	1,049
Real estate 1-4 family junior lien mortgage (4)	286	325	366	361	352
Credit card	334	413	516	560	610
Other revolving credit and installment	137	145	199	192	178

Total consumer	1,485	1,741	2,022	2,129	2,189

Total, not government insured/guaranteed	$1,830	2,428	2,649	3,173	3,875

(1)	The carrying value of purchased credit-impaired (PCI) loans contractually 90 days or more past due was $9.8 billion, $10.8 billion, $11.6 billion, $13.0 billion, and $15.1 billion, at June 30 and March 31, 2011, and December 31, September 30 and June 30, 2010, respectively. These amounts are excluded from the above table as PCI loan accretable yield interest recognition is independent from the underlying contractual loan delinquency status.

(2)	Represents loans whose repayments are insured by the FHA or guaranteed by the VA.

(3)	Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program (FFELP).

(4)	Includes mortgages held for sale 90 days or more past due and still accruing.

Wells Fargo & Company and Subsidiaries
PURCHASED CREDIT-IMPAIRED (PCI) LOANS
Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.
Under the accounting guidance for PCI loans, the excess of cash flows expected to be collected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan, or pool of loans, in situations where there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.
Subsequent to acquisition, we regularly evaluate our estimates of cash flows expected to be collected. These evaluations, performed quarterly, require the continued usage of key assumptions and estimates, similar to the initial estimate of fair value. If we have probable decreases in the expected cash flows (other than due to a decrease in rate indices), we charge the provision for credit losses, resulting in an increase to the allowance for loan losses. If we have probable and significant increases in the expected cash flows subsequent to establishing an additional allowance, we first reverse any previously established allowance and then increase interest income over the remaining life of the loan, or pool of loans.
As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

	June 30,			December 31,
(in millions)	2011	2010	2009	2008

Commercial:
Commercial and industrial	$527	718	1,911	4,580
Real estate mortgage	2,800	2,855	4,137	5,803
Real estate construction	2,188	2,949	5,207	6,462
Foreign	1,501	1,413	1,733	1,859

Total commercial	7,016	7,935	12,988	18,704

Consumer:
Real estate 1-4 family first mortgage	31,448	33,245	38,386	39,214
Real estate 1-4 family junior lien mortgage	229	250	331	728
Other revolving credit and installment	-	-	-	151

Total consumer	31,677	33,495	38,717	40,093

Total PCI loans (carrying value)	$38,693	41,430	51,705	58,797

Wells Fargo & Company and Subsidiaries
CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS
The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference. A nonaccretable difference was established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. Substantially all our commercial and industrial, CRE and foreign PCI loans are accounted for as individual loans. Conversely, Pick-a-Pay and other consumer PCI loans have been aggregated into several pools based on common risk characteristics. Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Our policy is to remove an individual loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference. This removal method assumes that the amount received from resolution approximates pool performance expectations. The accretable yield percentage is unaffected by the resolution and any changes in the effective yield for the remaining loans in the pool are addressed by our quarterly cash flow evaluation process for each pool. For loans that are resolved by payment in full, there is no release of the nonaccretable difference for the pool because there is no difference between the amount received at resolution and the contractual amount of the loan. Modified PCI loans are not removed from a pool even if those loans would otherwise be deemed troubled debt restructurings (TDRs). Modified PCI loans that are accounted for individually are considered TDRs, and removed from PCI accounting, if there has been a concession granted in excess of the original nonaccretable difference. The following table provides an analysis of changes in the nonaccretable difference.

			Other
(in millions)	Commercial	Pick-a-Pay	consumer	Total

Balance at December 31, 2008	$10,410	26,485	4,069	40,964
Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(330)	-	-	(330)
Loans resolved by sales to third parties (2)	(86)	-	(85)	(171)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(138)	(27)	(276)	(441)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(4,853)	(10,218)	(2,086)	(17,157)

Balance at December 31, 2009	5,003	16,240	1,622	22,865
Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(817)	-	-	(817)
Loans resolved by sales to third parties (2)	(172)	-	-	(172)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(726)	(2,356)	(317)	(3,399)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(1,698)	(2,959)	(391)	(5,048)

Balance at December 31, 2010	1,590	10,925	914	13,429
Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(89)	-	-	(89)
Loans resolved by sales to third parties (2)	(25)	-	-	(25)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(189)	-	(21)	(210)

Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(95)	(789)	(160)	(1,044)

Balance at June 30, 2011	$1,192	10,136	733	12,061

Balance at March 31,2011	$1,395	10,626	829	12,850
Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(36)	-	-	(36)
Loans resolved by sales to third parties (2)	(7)	-	-	(7)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(95)	-	-	(95)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(65)	(490)	(96)	(651)

Balance at June 30, 2011	$1,192	10,136	733	12,061

(1)	Release of the nonaccretable difference for settlement with borrower, on individually accounted PCI loans, increases interest income in the period of settlement. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases due to pool accounting for those loans, which assumes that the amount received approximates the pool performance expectations.
(2)	Release of the nonaccretable difference as a result of sales to third parties increases noninterest income in the period of the sale.

(3)	Reclassification of nonaccretable difference to accretable yield for loans with increased cash flow estimates will result in increased interest income as a prospective yield adjustment over the remaining life of the loan or pool of loans.

(4)	Write-downs to net realizable value of PCI loans are absorbed by the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS
The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is recognized in interest income using an effective yield method over the remaining life of the loan, or pool of loans. The accretable yield is affected by:
•	Changes in interest rate indices for variable rate PCI loans – Expected future cash flows are based on the variable rates in effect at the time of the regular evaluations cash flows expected to be collected;

•	Changes in prepayment assumptions – Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•	Changes in the expected principal and interest payments over the estimated life – Updates to expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.
The change in the accretable yield related to PCI loans is presented in the following table.

		Six
	Quarter	months
	ended	ended
	June 30,	June 30,	Year ended Dec. 31,
(in millions)	2011	2011	2010	2009

Total, beginning of period	$15,881	16,714	14,559	10,447
Accretion into interest income (1)	(556)	(1,102)	(2,392)	(2,601)
Accretion into noninterest income due to sales (2)	(31)	(186)	(43)	(5)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	95	210	3,399	441
Changes in expected cash flows that do not affect nonaccretable difference (3)	(518)	(765)	1,191	6,277

Total, end of period	$14,871	14,871	16,714	14,559

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)	Represents changes in cash flows expected to be collected due to changes in interest rates on variable rate PCI loans, changes in prepayment assumptions and the impact of modifications.
CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES
When it is estimated that the cash flows expected to be collected have decreased subsequent to acquisition for a PCI loan or pool of loans, an allowance is established and a provision for additional loss is recorded as a charge to income. The following table summarizes the changes in allowance for PCI loan losses.

			Other
(in millions)	Commercial	Pick-a-Pay	consumer	Total

Balance at December 31, 2008	$-	-	-	-
Provision for losses due to credit deterioration	850	-	3	853
Charge-offs	(520)	-	-	(520)

Balance at December 31, 2009	330	-	3	333
Provision for losses due to credit deterioration	712	-	59	771
Charge-offs	(776)	-	(30)	(806)

Balance at December 31, 2010	266	-	32	298
Provision for losses due to credit deterioration	55	-	38	93
Charge-offs	(106)	-	(12)	(118)

Balance at June 30, 2011	$215	-	58	273

Balance at March 31, 2011	$234	-	23	257
Provision for losses due to credit deterioration	44	-	39	83
Charge-offs	(63)	-	(4)	(67)

Balance at June 30, 2011	$215	-	58	273

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	June 30, 2011
	PCI loans				All other loans
				Ratio of		Ratio of
	Adjusted			carrying		carrying
	unpaid	Current		value to		value to
	principal	LTV	Carrying	current	Carrying	current
(in millions)	balance (2)	ratio (3)	value (4)	value (5)	value (4)	value (5)

California	$26,851	119%	$20,464	90%	$19,011	84%
Florida	3,621	124	2,759	89	4,002	103
New Jersey	1,384	93	1,231	82	2,450	79
Texas	356	79	325	72	1,589	65
New York	772	92	681	80	1,062	81
Other states	6,499	110	5,239	88	10,774	87

Total Pick-a-Pay loans	$39,483		$30,699		$38,888

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2011.

(2)	Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

(3)	The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(4)	Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

Wells Fargo & Company and Subsidiaries
NON-STRATEGIC AND LIQUIDATING LOAN PORTFOLIOS

	June 30,	Mar. 31,	Dec. 31,
(in millions)	2011	2011	2010

Commercial:
Commercial and industrial, commercial real estate and foreign PCI loans (1)	$7,016	7,507	7,935

Total commercial	7,016	7,507	7,935

Consumer:
Pick-a-Pay mortgage (1)	69,587	71,506	74,815
Liquidating home equity	6,266	6,568	6,904
Legacy Wells Fargo Financial indirect auto	3,881	4,941	6,002
Legacy Wells Fargo Financial debt consolidation	17,730	18,344	19,020
Education Finance – government guaranteed (2)	16,295	16,907	17,510
Other PCI loans (1)	978	1,048	1,118

Total consumer	114,737	119,314	125,369

Total non-strategic and liquidating loan portfolios	$121,753	126,821	133,304

(1)	Net of purchase accounting adjustments related to PCI loans.

(2)	Effective first quarter 2011, we included our education finance government guaranteed loan portfolio as there is no longer a U.S. Government guaranteed student loan program available to private financial institutions, pursuant to legislation in 2010. Prior periods have been adjusted to reflect this change.
HOME EQUITY PORTFOLIOS (1)

			% of loans
			two payments		Loss rate (annualized)
	Outstanding balances		or more past due		Quarter ended
	June 30,	Dec. 31,	June 30,	Dec. 31,	June 30,	Dec. 31,
(in millions)	2011	2010	2011	2010	2011	2010

Core portfolio (2)
California	$26,651	27,850	2.98%	3.30	3.69	3.95
Florida	11,200	12,036	4.91	5.46	5.23	5.84
New Jersey	8,010	8,629	3.57	3.44	2.05	1.83
Virginia	5,358	5,667	2.19	2.33	1.85	1.70
Pennsylvania	5,161	5,432	2.39	2.48	1.49	1.11
Other	48,037	50,976	2.60	2.83	2.70	2.86

Total	104,417	110,590	2.99	3.24	3.08	3.24

Liquidating portfolio
California	2,233	2,555	5.69	6.66	12.73	13.48
Florida	288	330	6.97	8.85	10.52	10.59
Arizona	127	149	7.01	6.91	14.01	18.45
Texas	106	125	1.12	2.02	3.40	2.95
Minnesota	80	91	3.87	5.39	7.83	8.73
Other	3,432	3,654	4.04	4.53	6.73	6.46

Total	6,266	6,904	4.77	5.54	9.22	9.49

Total core and liquidating portfolios	$110,683	117,494	3.09	3.37	3.43	3.61

(1)	Consists predominantly of real estate 1-4 family junior lien mortgages and first and junior lines of credit secured by real estate, excluding PCI loans.

(2)	Includes $1.6 billion and $1.7 billion at June 30, 2011, and December 31, 2010, respectively, associated with the Pick-a-Pay portfolio.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

			Six months
	Quarter ended June 30,		ended June 30,
(in millions)	2011	2010	2011	2010

Balance, beginning of period	$22,383	25,656	23,463	25,031
Provision for credit losses	1,838	3,989	4,048	9,319
Interest income on certain impaired loans (1)	(79)	(62)	(162)	(136)
Loan charge-offs:
Commercial:
Commercial and industrial	(365)	(810)	(833)	(1,577)
Real estate mortgage	(185)	(364)	(364)	(645)
Real estate construction	(99)	(289)	(218)	(694)
Lease financing	(7)	(31)	(20)	(65)
Foreign	(57)	(52)	(96)	(99)

Total commercial	(713)	(1,546)	(1,531)	(3,080)

Consumer:
Real estate 1-4 family first mortgage	(1,064)	(1,140)	(2,079)	(2,537)
Real estate 1-4 family junior lien mortgage	(968)	(1,239)	(2,014)	(2,735)
Credit card	(378)	(639)	(826)	(1,335)
Other revolving credit and installment	(391)	(542)	(891)	(1,292)

Total consumer	(2,801)	(3,560)	(5,810)	(7,899)

Total loan charge-offs	(3,514)	(5,106)	(7,341)	(10,979)

Loan recoveries:
Commercial:
Commercial and industrial	111	121	225	238
Real estate mortgage	57	4	84	14
Real estate construction	27	51	63	62
Lease financing	6	4	13	9
Foreign	10	10	21	21

Total commercial	211	190	406	344

Consumer:
Real estate 1-4 family first mortgage	155	131	266	217
Real estate 1-4 family junior lien mortgage	59	55	111	102
Credit card	84	60	150	113
Other revolving credit and installment	167	181	360	384

Total consumer	465	427	887	816

Total loan recoveries	676	617	1,293	1,160

Net loan charge-offs (2)	(2,838)	(4,489)	(6,048)	(9,819)

Allowances related to business combinations/other (3)	(42)	(9)	(39)	690

Balance, end of period	$21,262	25,085	21,262	25,085

Components:
Allowance for loan losses	$20,893	24,584	20,893	24,584
Allowance for unfunded credit commitments	369	501	369	501

Allowance for credit losses (4)	$21,262	25,085	21,262	25,085

Net loan charge-offs (annualized) as a percentage of average total loans (2)	1.52%	2.33	1.62	2.52
Allowance for loan losses as a percentage of total loans (4)	2.78	3.21	2.78	3.21
Allowance for credit losses as a percentage of total loans (4)	2.83	3.27	2.83	3.27

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.

(2)	For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting estimates.

(3)	Includes $693 million for the period ended June 30, 2010, related to the adoption of consolidation accounting guidance on January 1, 2010.

(4)	The allowance for credit losses includes $273 million and $225 million at June 30, 2011 and 2010, respectively, related to PCI loans acquired from Wachovia. Loans acquired from Wachovia are included in total loans net of related purchase accounting net write-downs.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2011	2011	2010	2010	2010

Balance, beginning of quarter	$22,383	23,463	24,372	25,085	25,656
Provision for credit losses	1,838	2,210	2,989	3,445	3,989
Interest income on certain impaired loans (1)	(79)	(83)	(63)	(67)	(62)
Loan charge-offs:
Commercial:
Commercial and industrial	(365)	(468)	(610)	(588)	(810)
Real estate mortgage	(185)	(179)	(270)	(236)	(364)
Real estate construction	(99)	(119)	(199)	(296)	(289)
Lease financing	(7)	(13)	(26)	(29)	(31)
Foreign	(57)	(39)	(50)	(49)	(52)

Total commercial	(713)	(818)	(1,155)	(1,198)	(1,546)

Consumer:
Real estate 1-4 family first mortgage	(1,064)	(1,015)	(1,199)	(1,164)	(1,140)
Real estate 1-4 family junior lien mortgage	(968)	(1,046)	(1,059)	(1,140)	(1,239)
Credit card	(378)	(448)	(505)	(556)	(639)
Other revolving credit and installment	(391)	(500)	(573)	(572)	(542)

Total consumer	(2,801)	(3,009)	(3,336)	(3,432)	(3,560)

Total loan charge-offs	(3,514)	(3,827)	(4,491)	(4,630)	(5,106)

Loan recoveries:
Commercial:
Commercial and industrial	111	114	110	79	121
Real estate mortgage	57	27	36	18	4
Real estate construction	27	36	28	20	51
Lease financing	6	7	5	6	4
Foreign	10	11	22	10	10

Total commercial	211	195	201	133	190

Consumer:
Real estate 1-4 family first mortgage	155	111	175	130	131
Real estate 1-4 family junior lien mortgage	59	52	54	55	55
Credit card	84	66	53	52	60
Other revolving credit and installment	167	193	169	165	181

Total consumer	465	422	451	402	427

Total loan recoveries	676	617	652	535	617

Net loan charge-offs	(2,838)	(3,210)	(3,839)	(4,095)	(4,489)

Allowances related to business combinations/other	(42)	3	4	4	(9)

Balance, end of quarter	$21,262	22,383	23,463	24,372	25,085

Components:
Allowance for loan losses	$20,893	21,983	23,022	23,939	24,584
Allowance for unfunded credit commitments	369	400	441	433	501

Allowance for credit losses	$21,262	22,383	23,463	24,372	25,085

Net loan charge-offs (annualized) as a percentage of average total loans	1.52%	1.73	2.02	2.14	2.33
Allowance for loan losses as a percentage of:
Total loans	2.78	2.93	3.04	3.18	3.21
Nonaccrual loans	91	88	88	85	88
Nonaccrual loans and other nonperforming assets	75	72	71	69	75
Allowance for credit losses as a percentage of:
Total loans	2.83	2.98	3.10	3.23	3.27
Nonaccrual loans	92	90	89	86	90
Nonaccrual loans and other nonperforming assets	76	73	72	70	76

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Six months ended June 30,
(in millions)	2011	2010

Balance, beginning of period	$127,889	114,359
Cumulative effect from change in accounting for VIEs (1)	-	183
Wells Fargo net income	7,707	5,609
Wells Fargo other comprehensive income (loss), net of tax, related to:
Translation adjustments	18	(13)
Investment securities	748	1,672
Derivative instruments and hedging activities	(110)	144
Defined benefit pension plans	28	32
Common stock issued	801	865
Common stock repurchased	(1,072)	(68)
Preferred stock released by ESOP	660	505
Preferred stock issued	2,501	-
Common stock warrants repurchased	-	(540)
Common stock dividends	(1,269)	(520)
Preferred stock dividends and other	(409)	(359)
Noncontrolling interests and other, net	424	(471)

Balance, end of period	$137,916	121,398

(1)	Effective January 1, 2010, we adopted changes in consolidation accounting pursuant to amendments by ASU 2009-17 to ASC 810 (FAS 167) and, accordingly, consolidated certain VIEs that were not included in our consolidated financial statements at December 31, 2009. We recorded a $183 million increase to beginning retained earnings as a cumulative effect adjustment.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER TIER 1 COMMON EQUITY UNDER BASEL I (1)

		June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in billions)		2011	2011	2010	2010	2010

Total equity		$137.9	134.9	127.9	125.2	121.4
Noncontrolling interests		(1.5)	(1.5)	(1.5)	(1.5)	(1.6)

Total Wells Fargo stockholders’ equity		136.4	133.4	126.4	123.7	119.8

Adjustments:
Preferred equity		(10.6)	(10.6)	(8.1)	(8.1)	(8.1)
Goodwill and intangible assets (other than MSRs)		(34.6)	(35.1)	(35.5)	(36.1)	(36.7)
Applicable deferred taxes		4.1	4.2	4.3	4.7	5.0
MSRs over specified limitations		(0.9)	(0.9)	(0.9)	(0.9)	(1.0)
Cumulative other comprehensive income		(5.3)	(4.9)	(4.6)	(5.4)	(4.8)
Other		(0.3)	(0.1)	(0.3)	(0.3)	(0.3)

Tier 1 common equity	(A)	$88.8	86.0	81.3	77.6	73.9

Total risk-weighted assets (2)	(B)	$969.5	962.9	980.0	968.4	970.8

Tier 1 common equity to total risk-weighted assets	(A)/(B)	9.16%	8.93	8.30	8.01	7.61

(1)	Tier 1 common equity is a non-generally accepted accounting principle (GAAP) financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Tier 1 common equity includes total Wells Fargo stockholders’ equity, less preferred equity, goodwill and intangible assets (excluding MSRs), net of related deferred taxes, adjusted for specified Tier 1 regulatory capital limitations covering deferred taxes, MSRs, and cumulative other comprehensive income. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.

(2)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets. The Company’s June 30, 2011, preliminary risk-weighted assets reflect estimated on-balance sheet risk-weighted assets of $802.4 billion and derivative and off-balance sheet risk-weighted assets of $167.1 billion.
Wells Fargo & Company and Subsidiaries
TIER 1 COMMON EQUITY UNDER BASEL III (ESTIMATED) (1)

		June 30,
(in billions)		2011

Tier 1 common equity under Basel I		$88.8

Adjustments from Basel I to Basel III:
Cumulative other comprehensive income (1)		5.3
Threshold deductions defined under Basel III (1)(2)		(4.6)
Other		(0.3)

Tier 1 common equity anticipated under Basel III	(C)	89.2

Total risk-weighted assets anticipated under Basel III (3)	(D)	$1,212.9

Tier 1 common equity to total risk-weighted assets anticipated under Basel III	(C)/(D)	7.35%

(1)	Volatility in interest rates can have a significant impact on the valuation of cumulative other comprehensive income and MSRs and therefore, impact adjustments under Basel III in future reporting periods.

(2)	Threshold deductions under Basel III include individual and aggregate limitations, as a percentage of Tier 1 common equity (as defined under Basel III), with respect to MSRs, deferred tax assets and investments in unconsolidated financial companies.

(3)	Under current Basel proposals, risk-weighted assets incorporate different classifications of assets, with certain risk weights based on a borrower’s credit rating or Wells Fargo’s own risk models, along with adjustments to address a combination of credit/counterparty, operational and market risks, and other Basel III elements. The amount of risk-weighted assets anticipated under Basel III is preliminary and subject to change depending on final promulgation of Basel III capital rulemaking and interpretations thereof by regulatory authorities.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

	Community		Wholesale		Wealth, Brokerage				Consolidated
(income/expense in millions,	Banking		Banking		and Retirement		Other (2)		Company
average balances in billions)	2011	2010	2011	2010	2011	2010	2011	2010	2011	2010
Quarter ended June 30,
Net interest income (3)	$7,359	8,063	2,968	3,028	691	684	(340)	(326)	10,678	11,449
Provision (reversal of provision) for credit losses	1,927	3,348	(97)	635	61	81	(53)	(75)	1,838	3,989
Noninterest income	5,208	5,543	2,663	2,746	2,395	2,183	(558)	(527)	9,708	9,945
Noninterest expense	7,418	7,678	2,766	2,873	2,487	2,350	(196)	(155)	12,475	12,746

Income (loss) before income tax expense (benefit)	3,222	2,580	2,962	2,266	538	436	(649)	(623)	6,073	4,659
Income tax expense (benefit)	1,031	783	1,012	803	204	165	(246)	(237)	2,001	1,514

Net income (loss) before noncontrolling interests	2,191	1,797	1,950	1,463	334	271	(403)	(386)	4,072	3,145
Less: Net income from noncontrolling interests	104	81	19	1	1	1	-	-	124	83

Net income (loss) (4)	$2,087	1,716	1,931	1,462	333	270	(403)	(386)	3,948	3,062

Average loans	$498.2	534.3	243.1	228.2	43.5	42.6	(33.5)	(32.6)	751.3	772.5
Average assets	752.5	771.3	415.7	369.5	147.7	141.0	(65.0)	(57.6)	1,250.9	1,224.2
Average core deposits	552.0	532.6	190.6	162.3	126.0	121.5	(61.1)	(54.6)	807.5	761.8

Six months ended June 30,
Net interest income (3)	$14,902	16,316	5,723	5,582	1,387	1,348	(683)	(650)	21,329	22,596
Provision for credit losses	3,992	7,867	37	1,445	102	144	(83)	(137)	4,048	9,319
Noninterest income	10,302	11,254	5,368	5,615	4,849	4,429	(1,133)	(1,052)	19,386	20,246
Noninterest expense	15,023	14,883	5,566	5,558	5,046	4,740	(427)	(318)	25,208	24,863

Income (loss) before income tax expense (benefit)	6,189	4,820	5,488	4,194	1,088	893	(1,306)	(1,247)	11,459	8,660
Income tax expense (benefit)	1,773	1,560	1,884	1,491	412	338	(496)	(474)	3,573	2,915

Net income (loss) before noncontrolling interests	4,416	3,260	3,604	2,703	676	555	(810)	(773)	7,886	5,745
Less: Net income from noncontrolling interests	154	129	21	4	4	3	-	-	179	136

Net income (loss) (4)	$4,262	3,131	3,583	2,699	672	552	(810)	(773)	7,707	5,609

Average loans	$504.0	542.3	238.9	232.6	43.1	43.2	(33.3)	(33.2)	752.7	784.9
Average assets	756.2	774.0	407.7	369.5	147.1	139.4	(64.9)	(57.8)	1,246.1	1,225.1
Average core deposits	550.1	532.0	187.7	162.0	125.7	121.3	(61.3)	(54.8)	802.2	760.5

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In first quarter 2010, we conformed certain funding and allocation methodologies of legacy Wachovia to those of Wells Fargo; in addition, amounts remaining in “Other” related to integration expense were revised to reflect only integration expense related to the Wachovia merger. In fourth quarter 2010, we realigned certain lending businesses into Wholesale Banking from Community Banking to reflect our previously announced restructuring of Wells Fargo Financial. Prior periods have been revised to reflect these changes.

(2)	Includes Wachovia integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores.

(3)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(4)	Represents segment net income (loss) for Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement segments and Wells Fargo net income for the consolidated company.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(income/expense in millions, average balances in billions)	2011	2011	2010	2010	2010

COMMUNITY BANKING
Net interest income (2)	$7,359	7,543	7,751	7,818	8,063
Provision for credit losses	1,927	2,065	2,785	3,155	3,348
Noninterest income	5,208	5,094	5,721	5,629	5,543
Noninterest expense	7,418	7,605	7,855	7,333	7,678

Income before income tax expense	3,222	2,967	2,832	2,959	2,580
Income tax expense	1,031	742	836	951	783

Net income before noncontrolling interests	2,191	2,225	1,996	2,008	1,797
Less: Net income from noncontrolling interests	104	50	72	73	81

Segment net income	$2,087	2,175	1,924	1,935	1,716

Average loans	$498.2	509.8	514.1	522.2	534.3
Average assets	752.5	759.9	771.6	770.0	771.3
Average core deposits	552.0	548.1	544.4	537.1	532.6

WHOLESALE BANKING
Net interest income (2)	$2,968	2,755	2,965	2,927	3,028
Provision (reversal of provision) for credit losses	(97)	134	195	280	635
Noninterest income	2,663	2,705	2,875	2,461	2,746
Noninterest expense	2,766	2,800	2,992	2,719	2,873

Income before income tax expense	2,962	2,526	2,653	2,389	2,266
Income tax expense	1,012	872	958	866	803

Net income before noncontrolling interests	1,950	1,654	1,695	1,523	1,463
Less: Net income from noncontrolling interests	19	2	5	11	1

Segment net income	$1,931	1,652	1,690	1,512	1,462

Average loans	$243.1	234.7	229.6	227.3	228.2
Average assets	415.7	399.6	384.4	371.8	369.5
Average core deposits	190.6	184.8	185.1	170.8	162.3

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$691	696	676	683	684
Provision for credit losses	61	41	113	77	81
Noninterest income	2,395	2,454	2,365	2,229	2,183
Noninterest expense	2,487	2,559	2,608	2,420	2,350

Income before income tax expense	538	550	320	415	436
Income tax expense	204	208	121	157	165

Net income before noncontrolling interests	334	342	199	258	271
Less: Net income from noncontrolling interests	1	3	2	2	1

Segment net income	$333	339	197	256	270

Average loans	$43.5	42.7	43.0	42.6	42.6
Average assets	147.7	146.5	140.2	138.2	141.0
Average core deposits	126.0	125.4	121.5	120.7	121.5

OTHER (3)
Net interest income (2)	$(340)	(343)	(329)	(330)	(326)
Provision for credit losses	(53)	(30)	(104)	(67)	(75)
Noninterest income	(558)	(575)	(530)	(543)	(527)
Noninterest expense	(196)	(231)	(115)	(219)	(155)

Loss before income tax benefit	(649)	(657)	(640)	(587)	(623)
Income tax benefit	(246)	(250)	(243)	(223)	(237)

Net loss before noncontrolling interests	(403)	(407)	(397)	(364)	(386)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(403)	(407)	(397)	(364)	(386)

Average loans	$(33.5)	(33.1)	(33.0)	(32.6)	(32.6)
Average assets	(65.0)	(64.8)	(59.2)	(59.6)	(57.6)
Average core deposits	(61.1)	(61.5)	(56.2)	(56.6)	(54.6)

CONSOLIDATED COMPANY
Net interest income (2)	$10,678	10,651	11,063	11,098	11,449
Provision for credit losses	1,838	2,210	2,989	3,445	3,989
Noninterest income	9,708	9,678	10,431	9,776	9,945
Noninterest expense	12,475	12,733	13,340	12,253	12,746

Income before income tax expense	6,073	5,386	5,165	5,176	4,659
Income tax expense	2,001	1,572	1,672	1,751	1,514

Net income before noncontrolling interests	4,072	3,814	3,493	3,425	3,145
Less: Net income from noncontrolling interests	124	55	79	86	83

Wells Fargo net income	$3,948	3,759	3,414	3,339	3,062

Average loans	$751.3	754.1	753.7	759.5	772.5
Average assets	1,250.9	1,241.2	1,237.0	1,220.4	1,224.2
Average core deposits	807.5	796.8	794.8	772.0	761.8

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In fourth quarter 2010, we realigned certain lending businesses into Wholesale Banking from Community Banking to reflect our previously announced restructuring of Wells Fargo Financial. In first quarter 2011, we realigned a private equity business into Wholesale Banking from Community Banking. Prior periods have been revised to reflect these changes.

(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)	Includes Wachovia integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2011	2011	2010	2010	2010

MSRs measured using the fair value method:
Fair value, beginning of quarter	$15,648	14,467	12,486	13,251	15,544
Servicing from securitizations or asset transfers	740	1,262	1,052	1,043	943
Changes in fair value:
Due to changes in valuation model inputs or assumptions (1)	(1,075)	499	1,613	(1,132)	(2,661)
Other changes in fair value (2)	(535)	(580)	(684)	(676)	(575)

Total changes in fair value	(1,610)	(81)	929	(1,808)	(3,236)

Fair value, end of quarter	$14,778	15,648	14,467	12,486	13,251

(1)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates and costs to service, including delinquency and foreclosure costs.

(2)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2011	2011	2010	2010	2010

Amortized MSRs:
Balance, beginning of quarter	$1,432	1,422	1,013	1,037	1,069
Purchases	36	45	36	14	7
Servicing from securitizations or asset transfers	27	29	432	18	17
Amortization	(63)	(64)	(59)	(56)	(56)

Balance, end of quarter	1,432	1,432	1,422	1,013	1,037

Valuation Allowance:
Balance, beginning of quarter	(9)	(3)	-	-	-
Provision for MSRs in excess of fair value	(1)	(6)	(3)	-	-

Balance, end of quarter	(10)	(9)	(3)	-	-

Amortized MSRs, net	$1,422	1,423	1,419	1,013	1,037

Fair value of amortized MSRs:
Beginning of quarter	$1,898	1,812	1,349	1,307	1,283
End of quarter	1,805	1,898	1,812	1,349	1,307

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in millions)	2011	2011	2010	2010	2010

Servicing income, net:
Servicing fees (1)	$1,102	1,137	1,129	1,192	1,223
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(1,075)	499	1,613	(1,132)	(2,661)
Other changes in fair value (3)	(535)	(580)	(684)	(676)	(575)

Total changes in fair value of MSRs carried at fair value	(1,610)	(81)	929	(1,808)	(3,236)
Amortization	(63)	(64)	(59)	(56)	(56)
Provision for MSRs in excess of fair value	(1)	(6)	(3)	-	-
Net derivative gains (losses) from economic hedges (4)	1,449	(120)	(1,756)	1,188	3,287

Total servicing income, net	$877	866	240	516	1,218

Market-related valuation changes to MSRs, net of hedge results (2)+(4)	$374	379	(143)	56	626

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates and costs to service, including delinquency and foreclosure costs.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in billions)	2011	2011	2010	2010	2010

Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,464	1,453	1,429	1,433	1,437
Owned loans serviced	338	346	371	365	365
Subservicing	8	9	9	10	10

Total residential servicing	1,810	1,808	1,809	1,808	1,812

Commercial mortgage servicing:
Serviced for others	402	406	408	439	441
Owned loans serviced	101	101	99	99	100
Subservicing	14	14	13	10	10

Total commercial servicing	517	521	520	548	551

Total managed servicing portfolio	$2,327	2,329	2,329	2,356	2,363

Total serviced for others	$1,866	1,859	1,837	1,872	1,878
Ratio of MSRs to related loans serviced for others	0.87%	0.92	0.86	0.72	0.76
Weighted-average note rate (mortgage loans serviced for others)	5.26	5.31	5.39	5.46	5.53

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
(in billions)	2011	2011	2010	2010	2010

Application data:
Wells Fargo first mortgage quarterly applications	$109	102	158	194	143
Refinances as a percentage of applications	55%	61	73	80	58
Wells Fargo first mortgage unclosed pipeline, at quarter end	$51	45	73	101	68

Residential Real Estate Originations:
Wells Fargo first mortgage loans:
Retail	$34	49	70	53	44
Correspondent/Wholesale	29	34	57	47	36
Other (1)	1	1	1	1	1

Total quarter-to-date	$64	84	128	101	81

Total year-to-date	$148	84	386	258	157

(1)	Consists of home equity loans and lines and legacy Wells Fargo Financial.

Wells Fargo & Company and Subsidiaries
CHANGES IN LIABILITY FOR MORTGAGE LOAN REPURCHASE LOSSES

	Quarter ended			Six months ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(in millions)	2011	2011	2010	2011	2010

Balance, beginning of period	$1,207	1,289	1,263	1,289	1,033
Provision for repurchase losses:
Loan sales	20	35	36	55	80
Change in estimate - primarily due to credit deterioration	222	214	346	436	704

Total additions	242	249	382	491	784
Losses	(261)	(331)	(270)	(592)	(442)

Balance, end of period	$1,188	1,207	1,375	1,188	1,375

OUTSTANDING REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS

	Government		Mortgage
	sponsored		insurance
($ in millions)	entities (1)	Private	rescissions (2)	Total

June 30, 2011
Number of loans	6,876	695	2,019	9,590
Original loan balance (3)	$1,565	230	444	2,239

March 31, 2011
Number of loans	6,210	1,973	2,885	11,068
Original loan balance (3)	$1,395	424	674	2,493

December 31, 2010
Number of loans	6,501	2,899	3,248	12,648
Original loan balance (3)	$1,467	680	801	2,948

September 30, 2010
Number of loans	9,887	3,605	3,035	16,527
Original loan balance (3)	$2,212	882	748	3,842

June 30, 2010
Number of loans	12,536	3,160	2,979	18,675
Original loan balance (3)	$2,840	707	760	4,307

(1)	Includes repurchase demands of 892 and $179 million, 685 and $132 million, 1,495 and $291 million, 2,263 and $437 million, and 2,141 and $417 million, for June 30 and March 31, 2011, September 30, and June 30, 2010, respectively, received from investors on mortgage servicing rights acquired from other originators. We generally have the right of recourse against the seller and may be able to recover losses related to such repurchase demands subject to counterparty risk associated with the seller.

(2)	As part of our representations and warranties in our loan sales contracts, we represent that certain loans have mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer, the lack of insurance may result in a repurchase demand from an investor. Similar to repurchase demands, we evaluate mortgage insurance rescission notices for validity and appeal for reinstatement if the rescission was not based on a contractual breach.

(3)	While original loan balance related to these demands is presented above, the establishment of the repurchase liability is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.